As filed with the U.S. Securities and Exchange Commission on March 16, 2026.

Registration No. 333-294098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.1

to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dreamland Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	8741	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

c/o No. 5, 17th Floor, PeakCastle, No. 476 Castle Peak Road

Cheung Sha Wan, Kowloon

Hong Kong

Tel: (852) 5628 6281

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc. 122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kyle Leung, Esq.

Concord & Sage PC

1360 Valley Vista Dr Suite 140 Diamond Bar, CA 91765

Tel: 929-989-7572

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2026

PRELIMINARY PROSPECTUS

Dreamland Limited

Up to 180,000,000 Class A Ordinary Shares in

aggregate of which

Up to 30,000,000 Class A Ordinary

Shares

Up to 150,000,000 Class A Ordinary Shares underlying Common Warrants

We are offering in a self-directed best efforts offering of (i) up to 30,000,000 of our Class A Ordinary Shares, US$0.00001 par value per share (the “Class A Ordinary Shares”) at an assumed public offering price of US$0.15 per Class A Ordinary Share, which is the same as the last reported sale price of our Class A Ordinary Shares, as reported on the Nasdaq Capital Market on March 3, 2026; and (ii) up to 150,000,000 common warrants to purchase up to 150,000,000 Class A Ordinary Shares (“Common Warrants”) at an assumed exercise price of US$0.01 per share (representing 7% of the assumed public offering per Class A Ordinary Share to be sold in this offering, of Dreamland Limited (the “Company” or “we,” “us” or “our”) directly to select investors pursuant to this prospectus. We are offering the Class A Ordinary Shares and Common Warrants at an assumed public offering price of $0.15 per share and the accompanying Common Warrants. The public offering price per Class A Ordinary Share and accompanying Common Warrants will be fixed for the duration of this offering. Each Class A Ordinary Share will be sold together with five Common Warrants.

The public offering price per Class A Ordinary Share is an assumed price only. The actual number of Class A Ordinary Shares and Common Warrants sold in the offering and actual public offering price will be determined at the time of pricing and may be at a discount to the current market price of our Class A Ordinary Shares or to the assumed price set forth above. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. The assumed public offering price is used so that we can provide certain disclosures, which require a calculation based on the public offering price.

Our share price is volatile. Since being listed on the Nasdaq Capital Market, our Class A Ordinary Shares have traded at a low of US$0.15 and a high of US$7.90. There has been no change recently in our financial condition or results of operations that is consistent with the recent change in our share price. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol TDIC. On March 3, 2026, the last reported sales price of our Class A Ordinary Shares on the Nasdaq Capital Market was US$0.15 per share. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Common Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other trading system.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Class A Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Class A Ordinary Shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Class A Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and “Item 3. Key Information – D, Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2025 (the “2025 Annual Report”) filed with the U.S. Securities and Exchange Commission (“SEC”) on August 6, 2025 for more information. There is no minimum number of Class A Ordinary Shares or minimum aggregate amount of proceeds for this offering to close. Accordingly, we have not made any arrangements to place investor funds in an escrow account or trust account. We intend to complete one closing of this offering but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing. The offering will be terminated after 90 days of the effectiveness of this registration statement provided that the closing(s) of the offering for the Class A Ordinary Shares have not occurred by such date, and may not be extended.

This is a best-effort self-directed offering. See “Plan of Distribution” beginning on Page 75 of this prospectus for more information.

Any proceeds from the sale of Class A Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Use of Proceeds” on page 36 for more information.

Upon completion of this offering, and assuming the sale of all 30,000,000 Class A Ordinary Shares offered hereby (and excluding the Class A Ordinary Shares underlying the Common Warrants), our issued and outstanding shares will consist of 66,000,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares. Ms. Seto Wai Yue (“Ms. Seto”) is the beneficial owner of 100% of our outstanding Class B Ordinary Shares. Each Class B Ordinary Share entitles its holder to twelve (12) votes per share on all matters submitted to a vote of the Company’s shareholders, while each Class A Ordinary Share entitles its holder to one (1) vote per share. As a result, following this offering, Ms. Seto’s aggregate voting power will represent approximately 42.61% of the total voting power of the Company. Immediately after the completion of this offering, and assuming the sale of all 30,000,000 Class A Ordinary Shares offered hereby (and excluding the exercise of the Common Warrants), Ms. Seto will beneficially own 21,236,240 Class A Ordinary Shares, representing approximately 32.18% of the total issued and outstanding Class A Ordinary Shares and approximately 42.61% of the total voting power of the Company. Consequently, the Company will no longer qualify as a “controlled company” within the meaning of Nasdaq Stock Market Rule 5615(c). Assuming the full exercise of all Common Warrants, Ms. Seto’s beneficial ownership would represent approximately 9.83% of the total issued and outstanding Class A Ordinary Shares and approximately 14.58% of the total voting power of the Company.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.

See “Risk Factors” beginning on page 12 and under similar headings in the other documents that are incorporated by reference into this prospectus before making a decision to purchase our securities.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Hong Kong through our subsidiary, Trendic International Limited (“Trendic”), incorporated in Hong Kong (the “Operating Subsidiary”). The Class A Ordinary Shares offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of the Operating Subsidiary.

Investors in this offering will not and may never directly hold any equity interests in the Operating Subsidiary.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 9 and 10 of this prospectus for more information.

The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the basic policies of the People’s Republic of China (including Hong Kong Special Administrative Region and Macao Special Administrative Region, except references to specific laws or regulations in the People’s Republic of China within this Registration Statement shall exclude Hong Kong Special Administrative Region and Macao Special Administrative Region), or PRC or China, regarding Hong Kong. Pursuant to the Basic Law, national laws adopted by the PRC shall generally not be applied in Hong Kong, except for serval specific circumstances relating to the national flag, national anthem, and diplomatic privileges and immunities. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau. There is a risk that there be a change in these policies, which could result in a material change in our operations and/or the value of the Class A Ordinary Shares we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the government of mainland China initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland Chinese companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. In addition, due to long arm provisions under the current laws and regulations of mainland China, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain permissions or approvals from the authorities of mainland China to operate our business or to list our securities on the U.S. exchanges and offer securities.

We do not expect to be subject to the cybersecurity review by the China Securities Regulatory Commission, or CSRC, and the Cyberspace Administration of China, or CAC, in relation to this offering, given that: (1) Trendic is incorporated in Hong Kong and is located in Hong Kong; it is not a PRC domestic company, (2) we have no subsidiary, variable interest entity, or VIE, structure or any direct operations in mainland China, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or Basic Law, which is the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). Because our operations are in Hong Kong, a special administrative region of China, our business is subject to the complex and rapidly evolving laws and regulations there. However, in light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the offering. We may become subject to PRC laws or Hong Kong regulations relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties, which may materially and adversely affect our financial condition. In addition, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how any such regulatory measures will be interpreted or implemented. See more detailed discussion of this risk factor on page 12 of this prospectus. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. See “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 22 of this prospectus.

We do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this offering as we do not believe that Trendic would be deemed to be an “Operator” on the basis that (i) Trendic is incorporated in Hong Kong and is not a PRC domestic company. It operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, Trendic has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (iii) all of the data Trendic has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, Trendic has not been informed by any PRC governmental authority of any requirement that it should file for a cybersecurity review or a CSRC review. An “Operator” is required to file for cybersecurity review before listing in the United States.

We also do not expect to be subject to the Trial Administrative Measures of Overseas Securities Issuance and Listing by Domestic Enterprises of the PRC, or the Trial Overseas Listing Measures, in relation to this offering. On February 17, 2023, the CSRC promulgated a circular on the Administrative Arrangements for Filing of Securities offering and Listing By Domestic Companies and released a set of new regulations which include the Trial Administrative Measures of Overseas Securities offering and Listing by Domestic Companies, or the Trial Overseas Listing Measures, and five supporting guidelines. The Trial Overseas Listing Measures do not apply to us because we are not a PRC domestic company. See “Prospectus Summary - Recent Regulatory Developments in the PRC” in this prospectus for details.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. None of our business activities appears to be within the immediate targeted areas of concern by the Chinese government. For more details, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” — We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations” on page 22 of this prospectus.

Our business is primarily conducted through our wholly-owned subsidiary, Trendic, in Hong Kong. We will rely on dividends paid by that subsidiary as well as the intermediary wholly owned subsidiary incorporated in the British Virgin Islands, or BVI, for our working capital and cash needs, including the funds necessary to pay any dividends. We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends shortly after our listing. We do not have a formal cash management policy. While there are currently no restrictions regarding the transfer of cash from Hong Kong, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Trendic. If Trendic incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. For the year ended March 31, 2024, Trendic declared and paid a dividend of HK$5,500,000 to its then shareholders. For the year ended March 31, 2025 and the six months ended September 30, 2025, no dividend was declared or paid by Trendic to its then existing shareholders. If we decide to pay dividends on any of our Class A Ordinary Shares, as a holding company, we will depend on the receipt of funds from Trendic through dividend payments. We are permitted under the laws of the Cayman Islands and BVI to provide funding to Trendic through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business. We do not have a formal cash management policy. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Class A Ordinary Share and Accompanying Common Warrant		Total (assuming maximum offering)

Public offering price	US$	0.15	US$	4,500,000
Proceeds to the Company before expenses	US$	0.15	US$	4,500,000

We will deliver the Class A Ordinary Shares being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the Class A Ordinary Shares offered pursuant to this prospectus. We expect the delivery of such securities against payment in U.S. dollars will be made, with respect to Class A Ordinary Shares sold within 2 business days of purchase.

We estimate the total expenses of this offering payable by us will be approximately US$88,000.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares being registered in the registration statement of which this prospectus is a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is [●], 2026.

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ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectus we have prepared. We do not take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

For investors outside the United States: Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf nor have we taken any steps to independently verify such information. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications. In addition, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors” and “Use of Proceeds”,. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the environmental, social and governance industry and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended Memorandum of Association” or “Amended Memorandum” means the amended and restated memorandum of association of our Company adopted on March 31, 2025, and as supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on June 27, 2025.

“Articles of Association” means the amended and restated articles of association of our Company adopted on March 31, 2025, as amended from time to time, a copy of which is filed as Exhibit 3.2 to our Registration Statement filed with the SEC on June 9, 2023.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“Company” or “our Company” means Dreamland Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on July 5, 2024.

“Companies Act” means the Companies Act (2025 Revision) (as amended) of the Cayman Islands.

“Class A Ordinary Shares” means the Class A ordinary shares of Dreamland Limited, par value $0.00001 each with 1 vote per Class A ordinary share and unless the context otherwise requires, any reference to Class A Ordinary Share(s) shall be deemed to include (i) any share(s) arising from any consolidation, subdivision or share split of the Class A Ordinary Shares, provided that such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class A Ordinary Shares immediately prior to such consolidation, subdivision or split; (ii) any share(s) issued by way of capitalisation of reserves or by way of bonus issue to the holders of Class A Ordinary Shares, in their capacity as such, where such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class A Ordinary Shares immediately prior to such issue; and (iii) any share(s) in the Company or in any successor or amalgamated company allotted or issued to, or received by, holders of Class A Ordinary Shares (or their successors in title) pursuant to any amalgamation, merger, reconstruction, scheme of arrangement or reorganisation, in consideration of, or in exchange or substitution for, the Class A Ordinary Shares, where such share(s) confer rights which, taken as a whole, are not materially less favourable than the rights attached to the Class A Ordinary Shares immediately prior to such transaction.

“Class B Ordinary Shares” means the Class B ordinary shares of Dreamland Limited, par value $0.00001 each with 12 votes per Class B ordinary share and unless the context otherwise requires, any reference to Class B Ordinary Share(s) shall be deemed to include (i) any share(s) arising from any consolidation, subdivision or share split of the Class B Ordinary Shares, provided that such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class B Ordinary Shares immediately prior to such consolidation, subdivision or split; (ii) any share(s) issued by way of capitalisation of reserves or by way of bonus issue to the holders of Class B Ordinary Shares, in their capacity as such, where such share(s) confer rights which, taken as a whole, are substantially equivalent to the rights attached to the Class B Ordinary Shares immediately prior to such issue; and (iii) any share(s) in the Company or in any successor or amalgamated company allotted or issued to, or received by, holders of Class B Ordinary Shares (or their successors in title) pursuant to any amalgamation, merger, reconstruction, scheme of arrangement or reorganisation, in consideration of, or in exchange or substitution for, the Class B Ordinary Shares, where such share(s) confer rights which, taken as a whole, are not materially less favourable than the rights attached to the Class B Ordinary Shares immediately prior to such transaction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Goal Success” means Goal Success Limited, a company incorporated in the BVI and is our direct wholly-owned subsidiary.

‘‘Group,’’ ‘‘our Group,’’ ‘‘we,’’ ‘‘us,’’ or ‘‘our’’ means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

‘‘HK$’’ or ‘‘HKD’’ Hong Kong dollars(s), the lawful currency of Hong Kong.

“Hong Kong” or “HK” means the Hong Kong Special Administrative Region of The Peoples’ Republic of China.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

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“Ms. Seto” means Seto Wai Yue, our Chief Executive Officer, our director and controlling shareholder.

“Operating Subsidiary” means Trendic.”

“PRC” means The People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, but it should be noted that legal and operational risks associated with operating in The People’s Republic of China may also be applicable to Hong Kong.

“Prime Crest” means Prime Crest Holdings Limited, a company incorporated in the BVI and is wholly-owned by an independent third party.

“RMB” means Renminbi, the lawful currency of the PRC.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended.

“Trendic” means Trendic International Limited, a company incorporated in Hong Kong on April 11, 2016 and an indirect wholly-owned subsidiary of our Company.

“2025 Equity Incentive Plan” means the employee equity incentive plan approved by the Company on August 18, 2025, details of which is set out in the Form S-8 filed with the SEC on June 5, 2025.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” section and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Class A Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” and similar designations refer to Dreamland Limited, a Cayman Islands exempted company limited by shares.

Recent Events

Change of Management

On July 23, 2025, Leung Tak Shun tendered his resignation as the Chief Financial Officer of the Company, effective on August 23, 2025. On August 15, 2025, the Board appointed Lee Wai Kit to serve as the succeeding Chief Financial Officer of the Company for an initial term of one year and automatically renews for successive one-year periods, subject to the termination provisions in the employment agreement.

Adoption of the Amended and Restated 2025 Equity Incentive Plan

On August 20, 2025, we issued an aggregate of 6,000,000 Class A Ordinary Shares to certain consultants of the Company. The Class A Ordinary Shares were issued pursuant to our Amended and Restated 2025 Equity Incentive Plan as adopted and filed with the SEC on August 18, 2025 (File No. 333-289684).

Nasdaq Delinquency Notification Letters

On November 26, 2025, the Company received a deficiency notification letter (the “Min Bid Price Letter”) from the staff at Nasdaq Stock Market LLC indicating that the Company was not currently in compliance with the minimum bid price requirement set forth in Nasdaq’s Listing Rules for continued listing on the Nasdaq Capital Market, as the closing bid price for the Company’s Class A Ordinary Shares listed on the Nasdaq Capital Market was below $1.00 per share for 30 consecutive business days. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Min Bid Price Letter provided that the Company had a period of 180 calendar days from the date of the Min Bid Price Letter, or until May 26, 2026, to regain compliance with the minimum bid price requirement. In the event we do not regain compliance with the Minimum Bid Price Requirement by May 26, 2026, the Company may be eligible for an additional 180 calendar day compliance period, provided that on the 180th day of the Compliance Period, it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the extended compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (as may be extended), our Class A Ordinary Shares will become subject to delisting. As of the date of this prospectus, the Company has not regained compliance with the minimum bid price requirement. The Company is monitoring the closing bid price of its Class A Ordinary Shares and evaluating options to regain compliance with the Minimum Bid Price Requirement, including by effecting a reverse stock split, if necessary. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement.

Authorizing the Board to allot and issue Class B Ordinary Shares

On December 31, 2025, the Company has approved by way of an ordinary resolution passed at the 2025 extraordinary general meeting of the Company that for the purpose of providing a long-term incentive to further align the interests of Ms. Seto Wai Yue with those of the Company’s shareholders, any Director and/or officer of the Company be and is hereby authorized to allot and issue at any time and from time to time to Ms. Seto Wai Yue, so long as she is a director and/or chief executive of the Company, up to a maximum of 9,000,000 Class B Ordinary Shares of the Company, on such terms (including, without limitation, as to consideration) as the disinterested members of the Board shall determine to be fair and in the best interests of the Company at the time of any such issuance.

Our Mission

Events are activities that are planned for a special purpose and usually involve a large number of people. They may also generate revenue for host cities, support local businesses and create employment opportunities. Our mission is to help our customers organize, plan, promote and manage events to effectively connect with their target audiences and to support the Hong Kong government’s initiative to boost a mega events economy in Hong Kong by expanding the breadth and depth of our event management, design and/or merchandising services, thus expanding our market share in the events industry in Hong Kong as well as to develop more overseas markets for our event management and merchandising businesses.

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Corporate Structure

The following chart sets forth our corporate structure as of the date of this prospectus. Each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to twelve (12) votes per one Class B Ordinary Share. Investors are purchasing shares in our Company, and Trendic is the entity in which the Group’s operations are conducted.

*	Represents voting interest.

Other than Ms. Seto, none of the other shareholders have held any position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years.

The following chart sets forth our corporate structure immediately after this offering assuming all the 30,000,000 offering shares are subscribed by investors, without taking into account of the exercise of the 150,000,000 Common Warrants. Each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to twelve (12) votes per one Class B Ordinary Share. Investors are purchasing shares in our Company, and Trendic is the entity in which the Group’s operations are conducted.

*	Represents voting interest.

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Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or HFCA, Act was enacted on December 18, 2020. The HFCA Act states if the United States Securities and Exchange Commission, or the SEC or the Securities and Exchange Commission, determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States, or PCAOB, for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Our auditor, TAAD LLP, or TAAD, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are operating in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess TAAD’s compliance with applicable professional standards. TAAD is headquartered in the United States, and can be inspected by PCAOB. On August 26, 2022, CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by former President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. As a result of the Consolidated Appropriations Act, the Holding Foreign Companies Accountable Act (the “HFCA Act”) now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Our current auditor, TAAD, is a firm registered with the PCAOB with its headquarters at Diamond Bar, California, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China to the PCAOB for inspection or investigation, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, then such lack of inspection could cause our securities to be delisted from the stock exchange. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Recent Regulatory Developments in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on certain illegal activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For a further discussion of how recent regulatory developments in the PRC could affect our ability to do business in Hong Kong, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 22 of this prospectus.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain illegal activities in the securities markets to promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or PRC Personal Information Protection Law, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the circumstances that processing of personal information of natural persons within the territory of China and that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, or the Operators, carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

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We do not expect to be subject to the cybersecurity review by the CSRC and the CAC in relation to this offering, given that: (1) our principal operating subsidiary, Trendic, is incorporated in Hong Kong and is located in Hong Kong, not a PRC domestic company, (2) we have no subsidiary, VIE structure or any direct operations in mainland China, and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong).

We do not currently expect the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law to have an impact on our business, operations or this offering as we do not believe that Trendic would be deemed to be an “Operator” on the basis that (i) Trendic is incorporated in Hong Kong, not a PRC domestic company, and operates in Hong Kong without any subsidiary or VIE structure in mainland China, and each of the Measures for Cybersecurity Review (2021) and the PRC Personal Information Protection Law remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, Trendic has in aggregate collected and stored personal information of less than one million users, and that data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities; (iii) all of the data that Trendic has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, Trendic has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. An “Operator” is required to file for cybersecurity review before listing in the United States.

On February 17, 2023, the CSRC issued the Trial Overseas Listing Measures, which came into effect on March 31, 2023. Under the Trial Overseas Listing Measures, a domestic enterprise conducting overseas issuance and listing (includes direct and indirect overseas issuance and listing) shall conduct and complete relevant filing procedures with the CSRC. Any overseas issuance and listing conducted by an issuer that concurrently meets the following conditions shall be determined as indirect overseas issuance and listing by a domestic enterprise: (i) 50% or more of its operating revenue, total profit, total assets or net assets as recorded in its audited consolidated financial statements for the most recent fiscal year is being accounted for by domestic companies; and (ii) the main parts of its business activities are conducted in mainland China, its principal places of business are located in mainland China, or the senior management in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China.

Based on the above mentioned, given that (i) the Group currently does not have, nor does it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. We are not subject to any PRC laws and regulations except to those applicable to Hong Kong listed in Annex III of the Basic Law. We believe, and we have been advised by our PRC legal counsel, that we do not need permission or approval from the Chinese government to operate our business or offer our Class A Ordinary Shares to investors. As such, we have not applied for, and we have not been denied any permissions or approvals.

Further, in the opinion of our PRC legal counsel of our initial public offering, Guangdong Wesley Law Firm, the Company was not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq did not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or Trendic inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Class A Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

However, since these statements and regulatory actions are new and under development, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of Trendic, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. If Trendic is deemed to be an “Operator,” or if Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law or the Trial Overseas Listing Measures becomes applicable to Trendic, the business operation of Trendic and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and Trendic becomes subject to the CAC or CSRC review, we cannot assure you that Trendic will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If Trendic fails to receive or maintain such permissions or if the required approvals are denied, Trendic may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong operating subsidiary’s business, it may intervene in or influence our operations. Such governmental actions (i) could result in a material change in Trendic’s operations; (ii) could hinder our ability to continue to offer securities to investors; and (iii) may cause the value of our Class A Ordinary Shares to significantly decline in value or become worthless.

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Implications of Being a “Controlled Company”

As of the date of this prospectus, Ms. Seto Wai Yue (“Ms. Seto”) is the beneficial owner of an aggregate of 21,236,240 Class A Ordinary Shares, which represents 58.99% of our then total issued and outstanding Class A Ordinary Shares. As the beneficial owner of 100% of our outstanding Class B Ordinary Shares, which carry twelve votes per share, Ms. Seto holds an aggregate of approximately 69.24% of the total voting power of our Company. As a result, prior to the completion of this offering, we are a “controlled company” within the meaning of the Nasdaq Stock Market Rules.

As a controlled company, we are eligible for, and currently rely on, certain exemptions from the corporate governance requirements of the Nasdaq listing rules. These exemptions include:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors;

●	an exemption from the rule that director nominees be selected or recommended for selection by either a majority of the independent directors or a nomination committee comprised solely of independent directors; and

●	an exemption from the rule that a majority of our board of directors consist of independent directors.

Although we are currently relying on these exemptions, you may not have the same protections afforded to shareholders of companies that are subject to these corporate governance requirements. In addition, our controlling shareholder is currently able to exert significant control over our management and affairs, including the approval of significant corporate transactions, which could cause our Class A Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

Upon completion of this offering, assuming the sale of all 30,000,000 Class A Ordinary Shares offered hereby and excluding the exercise of the Common Warrants, Ms. Seto will be the beneficial owner of an aggregate of 21,236,240 Class A Ordinary Shares. This will represent approximately 32.18% of our then total issued and outstanding Class A Ordinary Shares and approximately 42.61% of the total voting power of the Company. Consequently, upon completion of this offering, we will no longer qualify as a “controlled company” within the meaning of the Nasdaq Stock Market Rules. Following this offering, we will be subject to the full range of corporate governance requirements under the Nasdaq listing rules, including those relating to independent director compensation oversight, director nominations, and board composition. Assuming the full exercise of all Common Warrants, we will have 216,000,000 Class A Ordinary Shares issued and outstanding. In such a scenario, Ms. Seto would be the beneficial owner of an aggregate of 21,236,240 Class A Ordinary Shares, representing approximately 9.83% of the then total issued and outstanding Class A Ordinary Shares and approximately 14.58% of the total voting power.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We will take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the end of the second quarter of that fiscal year, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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Implications of Our Being a Foreign Private Issuer

We reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq.

Investors in our Class A Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government or Hong Kong Government to transfer cash.

Business of our Operating Subsidiary

We are an event management service provider based in Hong Kong with over eight years of experience in managing the entire or part of the event lifecycle for our customers. Events encompass a range of public and private events, from trade shows, conferences, concerts, exhibitions, charity galas, brand promotion events to internal corporate events. For enterprises, events offer a highly effective way to maximize their engagement with customers, helping enterprises to generate and qualify leads, deepen relationships with customers and build brand loyalty and advocacy, such as promotion of a brand by satisfied customers through customers sharing positive experiences on social media, providing referrals to friends and family, or simply telling others about the brand.

We are an event planner specializing in organizing, planning, promoting and managing themed touring walk-through experience events, or experience events, for intellectual property owners, or IP owners, of characters in well-publicized animated cartoons and/or live action theatrical motion pictures, each a licensed character. This type of experience events typically involve an intellectual property license, or IP license, from the IP owner to an event organizer, giving the event organizer the right to develop, organize, plan, promote and manage experience events relating to the licensed character and other licensed properties, including the name of the licensed character, title of the animated cartoon/live action theatrical motion picture, costumes, environmental settings, plot elements and artwork together as the licensed property in approved venues in a specified number of territories. During the experience event, event attendees may separately purchase, in designated area(s) at the approved venue, (i) various interactive activities and/or entertainment, including hands-on active-play/participation and/or media-based activities, such as green-screen photo/video capturing activities where guests are offered the opportunity to have their photo and/or video taken using green-screen capture technology, or the interactive opportunities; (ii) custom-made merchandise featuring the licensed property that are commissioned specially for the experience event, or the custom-made merchandise, as well as other licensed merchandise featuring the licensed property that are supplied by the IP owners and/or its licensee(s); and (iii) food and beverage products.

Apart from organizing, planning, promoting and managing experience events, we also engage in the design and/or sale of merchandise, such as merchandise sold in concert venues and merchandise used as gift with purchase by our customers, as well as event management for brands, such as setting-up and running of pop-up stores and organizing store opening/product launch press events for labels.

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The Offering

Class A Ordinary Shares offered by us	Up to 180,000,000 Class A Ordinary Shares in aggregate represented by (i) up to 30,000,000 Class A Ordinary Shares at an assumed fixed offering price of US$0.15 per Class A Ordinary Share during the duration of the offering, which is the same as the last reported sale price of our Class A Ordinary Shares on Nasdaq on March 3, 2026; and (ii) Common Warrants to purchase up to 150,000,000 Class A Ordinary Shares. Each Class A Ordinary Share will be sold together with five Common Warrants.

Assumed public offering price	The Class A Ordinary Shares are offered at an assumed public offering price of US$0.15 per Class A Ordinary Share. The exercise price per Common Warrant is US$0.01.

Best efforts offering	We are offering the Class A Ordinary Shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering but may undertake one or more closings on a rolling basis. The offering will be terminated after 90 days of the effectiveness of this registration statement, provided that the closing(s) of the offering for all of the Class A Ordinary Shares have not occurred by such date, and may not be extended.

Class A Ordinary Shares and Class B Ordinary Shares outstanding immediately prior to this offering:	36,000,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares.

Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding immediately after this offering, assuming the sale of all of the Class A Ordinary Shares offered in this Offering

66,000,000 Class A Ordinary Shares, excluding the 150,000,000 Class A Ordinary Shares underlying the Common Warrants and 1,000,000 Class B Ordinary Shares. This is based upon 36,000,000 Class A Ordinary Shares issued and outstanding as of the data of this prospectus.

216,000,000 Class A Ordinary Shares, including the 150,000,000 Class A Ordinary Shares underlying the Common Warrants and 1,000,000 Class B Ordinary Shares. This is based upon 36,000,000 Class A Ordinary Shares issued and outstanding as of the data of this prospectus.

Common Warrants	Each Class A Ordinary Share will be sold together with five Common Warrants. Each Common Warrant has an exercise price per share equal to 7% of the public offering price of the shares in this offering; the Common Warrant expires on the third anniversary of the initial exercise date. This offering also relates to the Common Warrants sold in this offering, and the Class A Ordinary Shares issuable upon exercise of any Common Warrants sold in this offering.

Use of proceeds

Based on an assumed public offering price of US$0.15 per Class A Ordinary Share, we estimate that we will receive net proceeds of approximately US$4,412,000 from this offering, excluding the exercise price for the Common Warrants, assuming the sales of all of the securities we are offering, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for investment in event projects, acquisition of muti-territorial IP licenses and working capital. See “Use of Proceeds”.

Risk factors	Investing in our Class A Ordinary Shares involves high degree of risks. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TDIC”. There is no established public trading market for the Common Warrants. We do not intend to apply for a listing of the Common Warrants on any national securities exchange or other nationally recognized trading system and we do not expect a market to develop.

Transfer Agent	Transhare Corporation

Trading symbol	TDIC

Payment and Settlement	We expect that the delivery of the Class A Ordinary Shares for the initial closing will be against payment therefor will occur within two business days of the purchase of the Class A Ordinary Shares.

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RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are transitioning into a new business model which makes it difficult to evaluate our prospects and future financial results, and our past growth rate, revenue and net profit margin may not be indicative of our future growth rate, revenue and net profit margin.

During the COVID-19 pandemic, most of the in-person events were rescheduled, postponed or cancelled and our business relied on the design and/or sale of merchandise and government subsidies. When things started to normalize after the COVID-19 pandemic, our business primarily focused on event management business again. During the year ended March 31, 2025, we started to be an event organizer and investments for events. Our net revenue increased by approximately 124.1% from approximately HK$20.1 million for the year ended March 31, 2024 to approximately HK$45.8 million for the year ended March 31, 2025, and our net revenue increased by approximately 465% from approximately HK$3.6 million for the fiscal year ended March 31, 2023 to approximately HK$20.4 million for the fiscal year ended March 31, 2024. For the six months ended September 30, 2024 and 2025, our net revenue increased by 29.0% from HK$31.0 million for the six months ended September 30, 2024 to HK$40.0 million for the six months ended September 30, 2025, which was mainly contributed by the shift of operation focus from pure services provider to event organizer and investor, resulting to an increase in sales and ticketing income of HK$10.9 million and sponsorship income of HK$11.2 million, partially offset by a reduction of event management and video production income of HK$13.4 million. We acted as a pure service provider for all the experience events we organized in the fiscal year ended March 31, 2024. Beginning in April 2024, we have engaged in direct investment deals for experience events where we became the effective investor or co-investor of the experience events that we organized, planned, promoted and managed. We have also engaged in pure investment deals for event where we did not involve in event operations. In the long run, we plan to leverage our industry experience and our connections with IP owners built up over the years to start obtaining IP licenses from IP owners directly. This will move us up the value chain to become an event organizer, and we believe that will help us increase our market share in the events industry in Hong Kong as well as our profitability in the long run.

There is no assurance that we will continue to grow at the rate we experienced in the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, either in terms of revenue or profit, and we may not be successful in maintaining or increasing overall profitability or generate positive cash flow going forward. Expansion of our business requires capital commitments and could divert management resources away from our current business. There is no assurance that we can successfully implement our growth strategies or do so without straining our management resources. There is also no assurance that we can capture a larger market or increase our profitability in the future. If we are unable to implement our growth strategies successfully, our results of operations and prospects may be materially and adversely affected.

There is an inherent risk in using historical financial information to project or estimate our financial performance in the future, as it only reflects our past performance under particular conditions, especially the fluctuations during the unprecedented COVID-19 pandemic. We may be unable to sustain our historical growth rate, revenue and net profit margin for various reasons, such as deterioration in the market conditions in the countries in which the experience events will be held, intensification of competition among the event organizers for IP licenses and among the event planners for securing event management contracts, inflation, high unemployment and other unforeseen factors which may affect the spending habits of the target audience of the experience events and hence reduce the number of event management contracts awarded to us and/or reduce the fees payable to us under the event management contracts. There is no assurance that we will be able to achieve the performance we previously did. Moreover, the transition into a new business model may make it even more difficult to evaluate our prospects and future financial results. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance.

Our business strategies and growth plans may not be eventually successful.

The successful implementation of our business strategies and growth plans depends on a number of factors including our ability in securing the multi-territory IP licenses, general market conditions, the availability of funds, competition, government policies and our ability to retain and recruit competent employees. There is no assurance that our business strategies and growth plans can be implemented effectively and successfully as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by (i) investment expenses that have not led to the anticipated results; (ii) the distraction of management from our core business; and/or (iii) damage to our brand or reputation. Moreover, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business. All these could adversely affect our business, results of operations and financial condition.

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The loss of one or more of our major customers or our failure to secure new customers may adversely affect our business, results of operations and financial condition.

Prior to our engagement in direct investment deals, our customers were generally event organizers and other enterprises and individuals based in Hong Kong that engage in event organization and trading activities. Since April 2024, we mainly engaged in direct investment deals and our customers were generally sponsors of the experience events we organized and individual event attendees in the countries for which the experience events were held. Our top three major customers (excluding individual event attendees) contributed approximately 88.8%, 51.0% and 35.4% of our net revenue during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, respectively, and our largest customer accounted for approximately 66.5%, 20.4% and 16.7% of our net revenue for the same periods. We may continue to derive a significant portion of our revenue from some of these major customers in the foreseeable future. However, we have not signed any long-term contracts with these major customers and cannot assure you that these customers will continue to engage us for our event management, design and/or merchandising services, and on at least comparable scales and terms. Our major customers are not obligated to give us any new business or at comparable scale or on terms which they historically have done. Moreover, we may lose customers for a variety of reasons, including the decision of the customers to commence bankruptcy proceedings due to financial difficulty or acquisitions of our customers by unrelated third parties leading to cancellation of our contracts with those customers or by the acquiring companies. If any of our major customers ceases to engage us or terminate their respective contract(s) with us, we may be unable to timely identify new customers for new contracts to make up for the lost contracts. Even if new contracts are obtained, they may not be on comparable or better commercial terms, and our business prospects and results of operations may be adversely affected.

Our ability to obtain new business from our customers and to maintain good business relationship with them is subject to the stability of their operations and to their business strategies, both of which are beyond our control and our ability to predict. If our existing customers decide to change their business strategies, such as downsizing their business or suspending or ceasing their development or expansion plans due to changes in end consumer spending habits, market conditions, business strategies or performance, their demand for our event management, design and/or merchandising services may fall or they may switch to only working with service providers that are willing to offer highly competitive quotations or a longer payment period or to accept commercially less favorable terms. Even if we are prepared to match the terms of our competitors, there is still no assurance that we will be awarded with the service contract, and hence we cannot guarantee that there will be sufficient new and sizeable event management, design and/or merchandising service contracts in our pipeline to sustain our business and maintain or improve our current results of operations and financial condition. Any failure to obtain new contracts from our customers or a significant decrease in the value of the new contracts and/or our customers’ significant delay in or failure to make payments to us could lead to loss of revenue and/or affect our liquidity and thus affect our business adversely. Accordingly, if we are unable to obtain business from new customers to diversify our customer portfolio, our business, results of operations and financial condition may be adversely affected.

We have also been relying on customer referrals and/or word-of-mouth to promote our event management, design and/or merchandising services. As such, the loss of our major customers may also affect our ability to obtain new customers. A decrease in the number of our existing and potential customers could have a significant negative impact on our business prospects and reputation, which in turn will adversely affect our business, results of operations and financial condition.

We may face revenue concentration risk due to reliance on a single key customer.

For the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025, our largest customer accounted for approximately 66.5%, 20.4% and 16.7% of our net revenue, respectively. Our financial stability is significantly dependent on a single customer, and any adverse changes in the relationship or business activities with this key customer could have a substantial negative impact on our revenue and overall financial performance. A loss of this customer or a reduction in their purchases could result in a material decline in our revenue, profitability, and cash flow, leading to increased business risk and potential financial instability. We may also be unable to replace this customer in a timely manner or at all. If this customer reduces its purchases or orders from us, we may not be able to find other customers to increase their purchases and utilize our service capacity efficiently.

We depend on our management team, particularly Ms. Seto, and our ability to retain them and attract additional qualified personnel is critical to our success and our growth prospects.

Our business operations depend on the continuing services of our management team, particularly Ms. Seto, our founder, director and chief executive officer, who has over eight years of experience in the events industry and is instrumental in steering us through the challenging times during the COVID-19 pandemic and our timely recovery and growth after it. Ms. Seto’s business connections with a wide range of industry players have enabled us to provide our event management, design and merchandising services to our customers in a cost-effective and efficient manner, which in turn has helped us retain customers and attract new customers. We also rely on Ms. Seto’s business connections to implement our growth plans. Apart from Ms. Seto, we also depend on Ms. Tse Sze Man, a director and the head of the design and merchandising department, Mr. Lee Wai Kit, who serves as our chief financial officer, and Mr. Luk Kai Chung, the general manager, who collectively possesses expertise across event management, design, sourcing, logistics, marketing, budget control, customer service, accounting and financial management.

While we have provided different incentives to our management team, we cannot assure you that we can continue to retain their services. If one or more members of our management team were unable or unwilling to continue in their present positions, we may be unable to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our results of operations and financial condition may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. If any dispute arises between us and our current or former directors, we may have to incur substantial costs and expenses in order to enforce such agreements or we may be unable to enforce them at all.

The management of our existing operations, the expansion of our customer base and our future growth will depend on our ability to continue to identify, hire, train and retain experienced and qualified employees. We may be unable to continue to hire or retain key management personnel and other experienced and qualified employees and this could adversely impact our operations and growth.

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Our business is substantially dependent upon the continued strength of the market for experience events.

After the COVID-19 pandemic, we have redirected our business focus on the organization, planning, promotion and management of experience events in Hong Kong and select countries in Southeast Asia again, and we expect to derive most of our revenue from the organization, planning, promotion and management of these experience events in the foreseeable future. As a result, continued widespread market acceptance and popularity of experience events in Hong Kong and Southeast Asia are critical to our future growth and success. Moreover, competitive dynamics may cause pricing levels of IP licenses to change due to the level of market demand, which in turn may affect the bottom line of the event organizers and hence the level of fees which they are willing to pay for our event management, design and/or merchandising services in cases where we are engaged as an event planner or our profitability in the direct investment deals which we have signed. In addition, if the market has an influx of new market participants, we may be forced to reduce the prices we charge for our services and products and maybe unable to obtain new contracts at the same prices and upon the same terms that we have historically. If the market for experience events stops growing, grows more slowly than we currently anticipate or evolves and forces us to reduce the prices we charge for our services, our revenue, gross margin and other operating results could be materially adversely affected.

Our business and results of operations may be adversely affected if we are unable to capture, predict or respond timely to our customers’ and/or their end consumers’ needs and preferences or keep up with market trend for experience events and merchandise.

We offer a comprehensive spectrum of event management, design and merchandising services in Hong Kong. Our directors believe that our success is, to a significant extent, attributable to our ability to understand the respective markets of our customers and provide event management, design and/or merchandising services that suit our customers’ needs and/or ultimately the appetites of their end consumers. As interest and taste are subjective matters, the market trend for events and merchandise keeps changing, we may be unable to capture or predict the future trend for events and merchandise and continue to develop/design events and/or merchandise that appeal to our customers and/or their end consumers. If we fail to (i) capture, predict or respond timely to our customers’ and/or their end consumers’ needs and preferences; or (ii) develop/design appealing and commercially viable events and/or merchandise that keep up with market trend in a timely manner, our business and results of operations may be adversely affected.

In particular, we started to mainly engage in direct investment deals for experience events beginning in April 2024, when we became the effective investor or co-investor of the experience events that we organized, planned, promoted and managed. In the long run, we plan to leverage our industry experience and our connections with IP owners built up over the years to start obtaining IP licenses from IP owners directly which will move us up the value chain to become an event organizer. We believe these strategic changes will help us increase our market share in the events industry in Hong Kong as well as our profitability. However, if we fail to keep up with the market trend for experience events and merchandise and the markets for experience events and merchandise fail to grow as expected our investments in experience events may not generate expected returns, which could adversely affect our business, results of operations and financial condition.

We rely on event organizers.

We are an event management service provider that specializes in the organization, planning, promotion and management of experience events. We rely on event organizers to appoint us as their event planner to assist them with the organization, planning, promotion and management of experience events or to feed us with direct investment deals in experience events. There is no assurance that we will continue to maintain good business relationships with event organizers, or the event organizers will not take over the role of an event planner themselves. As a significant portion of our revenue was generated from experience events after the COVID-19 pandemic, any deterioration of our relationship with event organizers or the event organizers stop feeding experience event deals to us for any reason, will adversely affect our business, results of operations and financial condition.

Fluctuations in consumer spending caused by social, economic, political and legal developments or instability, as well as any changes in government policies, in Hong Kong and other Southeast Asian countries could materially and adversely affect our business, results of operations, financial condition and business prospects.

We provide event management, design and/or merchandising services to our customers and we specialize in the organization, planning, promotion and management of experience events. Our business operations are located in Hong Kong and most of our customers, in particular the ones which are event organizers, are based in Hong Kong. Our major event organizer customers generally acquire multi-territory IP licenses for experience events that cover Hong Kong and different countries in Southeast Asia. Our customers’ decisions to engage us for our event management, design and/or merchandising services and the extent of their engagement and/or the direct investment deals which they might extend to us, will be heavily influenced by the likely spending habits of their end consumers (such as event attendees), which in turn will be influenced by macroeconomic conditions in their country of residence. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments in Hong Kong and other Southeast Asian countries. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, inflation, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies or introduction of new rules or regulations concerning the events industry (such as new sanctions and boycotts) as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy in Hong Kong and other Southeast Asian countries, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to an economic downturn in Hong Kong and other Southeast Asian countries, slowing down all sorts of economic activities in general which in turn may adversely affect the spending habits of the end consumers and hence our customers’ decision in spending on new IP licenses, experience events and/or other events and merchandises which directly affect their decision to engage us for our event management, design and/or merchandising services and/or to extend direct investment deals to us. If there were a drastic decrease in the service contracts or direct investment deals from our customers in these markets or they put greater pricing pressure on us, there is no assurance that we will be able to respond quickly to develop new markets to make up for the loss in service contracts or direct investment deals or to pass on the pricing pressure to our suppliers or the end consumers. All these will adversely affect our business, results of operations, financial condition and business prospects.

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As open economies, the domestic economies of Hong Kong and other Southeast Asian countries are affected by many other unpredictable factors such as global economic, social, legal and political developments and changes in local and international economic and political situations. There is no assurance that any changes in the existing government policies, economic, social and political conditions and the business environment in Hong Kong and other Southeast Asian countries in the future, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of the COVID-19 pandemic, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on the spending habits of the end consumers and hence our customers’ decisions to reduce or defer their spending on new IP licenses, experience events and/or other events and merchandises which directly affect our business prospects. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the events industry, foreign trade, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in Hong Kong and other Southeast Asian countries.

The future growth and level of profitability of the IP license sector of the events industry in Hong Kong and other Southeast Asian countries depend primarily upon consumer spending as well as the development of the market for IP license events in Hong Kong and other Southeast Asian countries, the nature, extent and timing of which will be determined by the interplay of a variety of factors, in particular, the investments of event organizers as well as the general conditions and prospects of the local economies. Economic changes as well as cultural, lifestyle, demographics and population changes may affect the demand for IP license events in Hong Kong and other Southeast Asian countries, and hence the business strategies of our customers which in turn will affect our business prospects and results of operations. There are also many other factors affecting the IP license sector of the events industry in Hong Kong and other Southeast Asian countries, including (i) general political, economic, financial and social developments in Hong Kong and other Southeast Asian countries; (ii) inflation; (iii) unemployment rate; (iv) fluctuations in interest rates; (iv) local government policies; and (vi) cyclical trends of the regional and global economies. If the IP license sector of the events industry in Hong Kong and other Southeast Asian countries declines for any reason, our business, results of operations, financial condition and future prospects could be adversely affected.

We provide event management, design and/or merchandising services to our customers on a project-by-project basis, which exposes us to the risk of uncertainty and potential volatility with respect to our revenue.

We provide event management, design and/or merchandising services to our customers on a project-by-project basis and this is not recurring in nature. As such, we cannot guarantee that our customers will continue to engage us for our event management, design and/or merchandising services or continue to provide us with new businesses. In general, we do not have long-term contracts with our customers which provide that they will deploy our services for all their event management, design and/or merchandising needs, which create uncertainty to our future revenue streams. Our business and future revenue will likely be adversely affected if we are unable to secure new service contracts from new customers or our existing customers do not continue to engage us.

It is also difficult to forecast future businesses from our customers as it depends on their investment decisions. We provide customized event management, design and/or merchandising services to meet the specific needs of our customers on a project-by-project basis. The contract sum is determined by various factors including estimated event execution time costs, complexity of the event and the third-party costs we incurred which will not be reimbursed by our customers. As such, the revenue generated from each customer is different for each contract. We cannot assure you that we can secure future service contracts with contract sum comparable with the service contracts we worked on during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025. The sustainability of our financial performance, including the number of projects undertaken, the total revenue contributed from the projects and revenue from each customer, is uncertain. Our financial performance may therefore fluctuate from year to year, and can be unpredictable.

We typically enter into fixed-price service contracts with our customers, and our failure to accurately estimate the resources and time required to perform these contracts could materially and adversely affect our business, results of operations and financial condition.

We typically enter into fixed-price service contracts with our customers for our event management, design and/or merchandising services, which requires us to accurately estimate the resources and time required in performing these contracts, such as manpower required and costs of other service providers, such as local facilitator and human resources companies supplying the temporary workers. As such, we have to bear the risk of cost overruns. There may be various factors affecting the actual time taken and cost incurred by us in completing the service contracts, including, among others, the event organizer rescheduling the events, delay in supply of products and services by third-party vendors, technical difficulties, lack of manpower and other unforeseeable problems and circumstances. Delay in completion or cost overruns may result in lower profits or losses in these contracts. We cannot assure you that we will be able to accurately estimate the resources and time required for completing our service contracts, and failure to do so may materially and adversely affect our business, results of operations and financial condition.

Our success depends on our ability to maintain our reputation and our business and financial results may be harmed if events occur that damage our reputation.

Our business, results of operations and prospects depend, in part, on our ability to maintain the value of our reputation for providing customized, value-added, quality and efficient event management, design and/or merchandising services. We could lose existing or potential customers and/or opportunities for securing new service contracts or direct investment deals if our reputation were to be associated with any negative publicity, including complaints raised by unsatisfied customers or their end consumers that comes to the public’s attention and accidents occurred in the experience events that we managed. If we fail to successfully maintain, promote and position our brand and protect our reputation, our business, results of operations and financial condition may be adversely affected.

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We operate in a competitive market.

The events industry in Hong Kong is highly fragmented and intensely competitive. It is characterized by constant change and innovation as customers or end consumers are demanding event management companies to create deeper and more meaningful event experiences that leave lasting impressions. We specialize in organizing, planning, promoting and managing experience events. It is a niche sector of the events industry as it requires the players to have an in-depth knowledge on the operation of IP licenses and experience in working with IP owners. Our biggest competition comes from local event management companies that are experienced in organizing big scale public events that involve IP licenses. Furthermore, we may face potential competition from global event management companies that seek to enter the Hong Kong market, whether independently or through the formation of strategic alliances with, or acquisition of, event management companies that operate in the Hong Kong market. We believe the principal competitive factors in our market include breadth and depth of the scope of services, pricing, user experience, financial viability, industry expertise and reputation, proven customer references, track record as well as relationship with other industry players (such as IP owners, venue operators and overseas event management companies). Some of our competitors and potential competitors may be larger and have more manpower and resources, longer operating histories, more financial strength, stronger relationships with customers and higher level of market recognition than we have. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, trends, customer and/or end consumer demands, industry standards and regulatory requirements. When we provide quotation on our event management, design and/or merchandising services for our customers, we may face keen competition and significant downward pricing pressure, thereby reducing our profit margins, which will have an adverse effect on our results of operations and profitability. If we fail to adapt to market conditions and customer and/or end consumer preferences expediently or otherwise fail to provide a competitive quotation as compared to our competitors, our potential customer may turn to our competitors. As a result, our customer base may decrease, which could materially and adversely affect our business, results of operations and financial condition. To increase our competitiveness, we may be required to divert additional resources to promote our event management, design and/or merchandising services and brand awareness, and such additional spending could adversely affect our profitability.

A shift in our customers’ business model may adversely affect our business, results of operations and financial condition.

The events industry was transformed by the COVID-19 pandemic, which forced events into virtual environments and accelerated the ongoing digital transformation of the events industry. For virtual events, the technology behind the virtual event is the event venue, video is the primary method of content delivery and virtual attendees create a digital footprint of all of their event engagement that can be captured, analyzed and leveraged to deliver better event experiences and inform subsequent sales and marketing efforts. Even as the COVID-19 pandemic has subsided, we believe virtual events will remain popular due to their ability to attract and engage vast audiences across the globe. In our current business model, we specialize in the organization of in-person events as an event planner only. If our customers shift their event delivery models from an in-person mode to a virtual mode, it will reduce their need for our event management services, which will have a material adverse impact on our business, results of operations and financial condition. Even if our customers continue to organize in-person events, our business, results of operations and financial condition will also be adversely affected if they decide to eliminate the role of the event planner and take over all the responsibilities themselves.

Our operating margin may decline as a result of increasing cost of revenue and other indirect costs.

Our cost of revenue is mainly comprised of costs of goods sold, sub-contracting fee including costs of local facilitator, PR firms, contractors and temporary workers and project-related employee benefit expenses. Other indirect costs include office expenses, staff costs, insurance expenses and bank charges. Indirect costs are affected by, among other things, increase in overhead costs for administration purposes and rising interest rates. If labor costs and/or the other indirect costs increase, the local facilitator, human resources companies supplying the temporary workers and the manufacturers may pass on the increase in their costs to us by increasing their fees.

Our cost of revenue and other indirect costs mentioned above are subject to increase by other factors that are generally unpredictable and beyond our control or the control of our vendors. If these costs continue to rise and we fail to pass on the increases to our customers or end consumers, our business may be materially and adversely affected.

We may incur losses in the future.

We had a net profit of approximately HK$7.1 million and HK$6.4 million and a net loss of approximately HK$37.0 million, respectively, for the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025. Beginning in April 2024, we have mainly engaged in direct investment deals for experience events, and we endeavor to obtain multi-territorial IP licenses from IP owners to help us increase our market share in Hong Kong and further develop overseas markets. As a result of these changes to our business strategy, we anticipate that our operating expenses will increase in the foreseeable future as we seek to sign more direct investment deals, acquire IP licenses directly from IP owners, maintain and continue to grow our business, attract new customers and further enhance our services. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher operating expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis in the foreseeable future.

There is no guarantee that we will receive payments from our customers in full on time or at all.

We generally require the customers which engage our event management, design and/or merchandising services to pay us by two non-refundable instalments, one shortly after the signing of the service contracts and the other shortly before the opening of the event or delivery of the final design work or finished merchandise (as the case may be). There is no assurance that our customers will remain solvent or that our customers will pay us the amount due in full in a timely manner or at all. We could be engaged in prolonged negotiation with our customers with respect to the settlement of payments and could incur costs to enforce such payments from time to time. Any failure by our customers to make any payment on time may have a material adverse effect on our liquidity and any failure by our customers to pay us in full may have a material adverse effect on our business, results of operations and financial condition.

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Errors, defects, interruptions or any other malfunction or safety issues causing disruption to the events we organize could diminish demand for our event management, design and/or merchandising services.

Our customers rely on our event management, design and/or merchandising services for the smooth running of their events. Any errors, defects, interruptions or any other malfunction or safety issues that arise during our organization, planning, promotion and management of our customers’ events or the events which we have invested causing disruption to such events could (i) harm the business of our customers or our business, and we may face claims from our customers and/or end consumers for the losses they suffer; and (ii) affect our market reputation, which may diminish customers’ demand for our event management, design and/or merchandising services and/or put us in an inferior position in future competition for new service contracts or direct investment deals. We may also have to divert significant resources to (a) fix such errors, defects, interruptions or any other malfunction or safety issues and to ensure the events will continue to run smoothly; (b) rebuild confidence in our event management, design and/or merchandising services and our brand image; and (c) defend ourselves in or settle any potential legal claims. All these could adversely affect our reputation, business, results of operations and financial condition.

We depend on third-party vendors to assist us with the organization, planning, promotion and/or management of events.

We depend on local facilitators to assist us with the organization, planning, promotion and management of events outside of Hong Kong and human resources companies to supply us with temporary workers to assist us in the management of events in Hong Kong. We have not entered into any long-term contract with these third-party vendors and hence we do not have a guaranteed supply of these services. If any of these vendors were to cease, suspend or limit their services provided to us, or adversely modify supply terms or pricing, our ability to provide our event management services may be materially impaired. We cannot assure you that we will be able to obtain these services or acceptable substitutes from alternative vendors on commercially reasonable terms or at all. Moreover, the services provided by the local facilitators and the temporary workers supplied by the human resources companies in Hong Kong may be ineffective, all of which may adversely affect our ability to fulfill our contractual commitments to our customers. If we deliver substandard services to our customers, our customers may reduce our fees, terminate our service contracts or stop using our services in the future. They may also initiate legal proceedings against us. All these may increase our costs and damage our market reputation, which in turn may adversely affect our business, results of operations and financial condition.

We are dependent on third-party manufacturers for the production of merchandise, and any disruption to our relationship or their manufacturing operations could adversely affect our merchandising services.

All of the merchandise we sourced for our customers during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025 were produced by third-party manufacturers located in the PRC. As such, we rely heavily on the ability and efficiency of third-party manufacturers to produce merchandise for our customers and third-party manufacturers play a vital role in our merchandising services. We do not enter into any long-term contracts with third-party manufacturers and purchase contracts are signed with them on a case-by-case basis depending on the needs and requirements of our customers. There is no assurance that all or any of the third-party manufacturers that we have worked with during the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2024 will continue to produce merchandise for us at our desired quality and quantity, in a timely manner and on terms commercially acceptable to us. Any disruption to such third-party manufacturers’ production may inevitably have an impact on their ability to produce the merchandise in line with our required schedule. If any of such third-party manufacturers terminates its business relationship with us for any reason or if there were changes to the current business arrangements, we may be unable to source suitable and stable supply of merchandise from comparable alternative third-party manufacturers in a timely manner or on terms commercially acceptable to us. Any of the above may result in production delay which would adversely affect our ability to fulfil our customers’ orders and may result in our customers cancelling their sales orders with us or cause serious disruption to our customers’ business (for instance, merchandise sales account for a significant amount of revenue for an experience event). All these will in turn adversely affect our sales and profitability as well as our reputation and business prospects.

Moreover, as we do not enter into any long-term contracts with the third-party manufacturers, the contractual terms offered by them may also be susceptible to fluctuations with regard to pricing, timing, quality and the market condition at the time of negotiation. Any increase in their costs may be passed on to us but we might be unable to pass on all or part of the increase in costs to our customers, which may have a material adverse effect on our financial performance.

We rely on a limited number of key suppliers.

We face risks due to a high concentration of suppliers, where a significant portion of our supply chain relies on a limited number of key suppliers. For the fiscal years ended March 31, 2024 and 2025 and the six months ended September 30, 2025 (excluding in-house staffs), cost of goods sold attributed to our five largest suppliers accounted for approximately 78.9%, 75.0% and 43.2% of our total cost of goods sold. Any disruptions, quality issues, pricing fluctuations, or operational difficulties with these suppliers could adversely affect our ability to source necessary materials or services, resulting in production delays, increased costs, or potential supply chain interruptions. Such dependencies expose us to risks of supply shortages, pricing volatility, and operational challenges, which could impact our financial performance and competitive position.

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We may be exposed to IP infringement claims by third parties against IP owners, event organizers, ourselves and/or any other sub-licensees and if we fail to defend such claims, they could subject us to significant liabilities and other costs, and we may not be allowed to continue to use certain of the IP rights.

We specialize in organizing, planning, promoting and managing experience events, which typically involve IP owners granting event organizers (which are either our customers under service contracts or our licensors under direct investment deals) IP licenses of the licensed property for use in experience events in approved venues in a specified number of territories. Our success depends largely on our ability to use the licensed property to develop, organize, plan, promote and manage experience events without infringing the IP rights of third parties. We cannot assure you that third parties will not assert IP claims against the IP owners, event organizers, ourselves and/or any other sub-licensees during the course of the development, organization, planning, promotion and management of experience events. The validity and scope of those claims relating to the IP rights of the licensed property involve complex legal and factual questions and analysis, which can be uncertain and ambiguous. If third parties assert claims against the IP owners, event organizers, ourselves and/or any other sub-licensees for IP rights infringement, the IP owners, event organizers, ourselves and/or any other sub-licensees may need to defend the claims through legal proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel in defending against these third-party infringement claims, regardless of the merits. If the IP owners, event organizers, ourselves and/or any other sub-licensees fail to successfully defend such claims, we may be exposed to substantial liabilities to third parties and/or our customers and subject us to injunctions prohibiting the exploitation of the relevant licensed property, which may materially and adversely affect our business, results of operations and financial condition. Any infringement claim, whether with merits or not, may generate negative publicity which could harm our reputation.

If we are unable to protect the IP owners’ IP rights in the licensed property effectively, our business and reputation could suffer.

To protect their IP rights in the licensed property, the IP owners normally have very specific guidelines on the use of the licensed property, and we normally have to seek the IP owners’ prior approval on all proposed uses of the licensed property, which can be granted or rejected at the absolute discretion of the IP owners. We are also required to include appropriate copyright and trademark notices whenever any licensed property is being incorporated, displayed, exploited or otherwise used, as well as to inform the IP owner immediately in cases of any potential infringement of the IP owners’ IP rights in the licensed property. However, we cannot assure you that we will be able to fully comply with the above requirements and that the IP owners’ IP rights in the licensed property will be adequately protected. If we fail to comply with the above requirements or if we are unable to detect unauthorized use of the IP owners’ IP rights in the licensed property, or to take appropriate or timely steps to inform the IP owners of such unauthorized use, the IP owners may disapprove all plans and proposals we submit with respect to the experience events we organize, plan, promote and manage and this may harm our business and reputation, which in turn could adversely affect our business, results of operations and financial condition.

If we are unable to maintain and protect our IP, or if third parties assert that we infringe on their IP rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information and other IP such as the IP owners’ licensed property, information and business methods, our designs of merchandise and our customer lists. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our IP rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our IP rights may harm our business. Also, third parties may claim that our business operations infringe on their IP rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some products and/or services. IP is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage.

Any failure to maintain an effective quality control system may have a material adverse effect on our reputation, results of operations and financial condition.

As a merchandising service provider, quality control is a critical part of the supply chain management total solutions we provide to our customers. We have a quality control system for our merchandising staff to monitor and inspect the merchandise produced for our customers from the time of production of samples, procurement of raw materials to the merchandise being produced during inline production. If there is any significant failure or deterioration in our quality control system or if we fail to meet or conform to the required specifications of our customers, it may result in product returns and/or customer claims or complaints and we may lose the customer. All these could have a material adverse effect on our reputation, results of operations and financial condition.

The nature of our business exposes us to product liability claims.

A product liability claim attempts to hold the manufacturer or seller of a product accountable for allowing a defective product to enter into the stream of commerce. There are three types of defects in merchandise that may result in liability, namely design defects, manufacturing defects and defective warnings (which includes the failure to properly instruct a consumer on how to use the product). For instance, a merchandise may be flammable and does not meet local safety standards for fire and burn ratings and there is inadequate warning regarding flame and fire risks to the end consumers. There is no assurance that we and/or the third-party manufacturers engaged by us will not design, develop or manufacture any merchandise for our customers that are defective. If any defective merchandise designed, developed or manufactured by us and/or the third-party manufacturers engaged by us are subsequently sold by our customers, we may be exposed to product liability claims from our customers and/or their end consumers and we may have to recall all the defective merchandise in the market. Even if we managed to recall all the merchandise, or if we defend or settle such claims, our reputation, business, results of operations, financial condition and business prospects may be adversely affected.

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Legal disputes or proceedings may expose us to liabilities, divert our management’s attention and adversely affect our reputation.

The success of an experience event will require the collaboration of several parties, including the IP owner, the event organizer, the event planner and other service providers, including without limitation the local facilitator (where applicable), venue operator, contractor, public relationship firm, ticketing platforms, caterers, forwarders, logistic companies, and hence the operation of an experience event is contract intensive. Although the event organizer is normally the party signing these contracts (save for the contract with the local facilitator), we occasionally sign some of these contracts as agent for and on behalf of the event organizer. In any case, as the event planner of the experience event, we are responsible for liaising with the various contracting parties and supervising the execution of these contracts, and hence might be drawn into disputes between these contracting parties from time to time. In direct investment deals, we step into the shoes of the event organizer and we will sign all these contracts ourselves and hence will be directly exposed to these disputes. Dealing with these disputes is generally time-consuming and may require us to incur legal fees that may not be indemnified by the event organizer. If the resolution of such disputes is in a manner adverse to our interests, that may harm our reputation. All these could adversely affect our business, results of operations and financial condition.

In any case, during the ordinary course of our business operations, we may be involved in legal disputes or proceedings relating to, among other things, IP disputes, contractual disputes and labor disputes. Such legal disputes or proceedings may subject us to substantial liabilities and may have a material and adverse effect on our reputation, business, results of operations and financial condition.

If we become involved in material or protracted legal proceedings or other legal disputes in the future, we may need to incur substantial legal expenses and our management may need to devote significant time and attention to handle such proceedings and disputes, diverting their attention from our business operations. In addition, the outcome of such proceedings or disputes may be uncertain and could result in settlement or outcomes which may adversely affect our results of operations and financial condition.

Natural disasters and other catastrophic events beyond our control could adversely affect our business operations and financial performance.

The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of these events could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions, which in turn could also cause consumer confidence and spending to decrease or result in increased volatility in Hong Kong and the Southeast Asian countries in which our customers have invested and global financial markets and economy. Such occurrences in the future could have a material adverse effect on us and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

Our business and operations may be materially and adversely affected in the event of a resurgence of the COVID-19 pandemic.

The events industry around the world, which generally rely on face-to-face experiences to provide more opportunities for deeper engagement, networking and interaction, had generally suffered a serious blow during the COVID-19 pandemic, due to measures adopted by the respective local governments to stop community spread of the COVID-19 pandemic. There was no exception to us, and we had to rely on the design and/or sale of merchandise and government subsidies for our survival. If the COVID-19 pandemic resurges and/or new variants of the COVID-19 virus evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses which may impact us and our customers and suppliers. If in-person events have to be rescheduled, postponed or cancelled or if we or our customers and suppliers are forced to close down our/their businesses with prolonged disruptions to our/their operations, we may fail to complete the agreed event management, design and/or merchandising services for our customers, experience a delay or shortage of raw materials, supplies and/or services by our suppliers, or termination of service contracts by our customers. In addition, if any of our employees are suspected of having contracted the COVID-19 virus, some or all of our employees may be quarantined thus causing a shortage of labor and we would be required to disinfect our office and event venues. In such event, our operations may be severely disrupted. If there is a resurgence of the COVID-19 pandemic, it may have a negative impact on the local, regional and global economy, which will have negative impacts on consumer spending and our customers’ businesses and hence our businesses will also be affected. All these may have a material and adverse effect on our business, results of operations and financial condition.

Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to, and the insurance premium may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, the insurance premium payable by us depends on various factors, including the scope and contract sum of the projects undertaken by us and our insurance claim track record. There is no assurance that the insurance premium payable by us will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

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Our business could be adversely affected by information technology systems breakdown or disruption.

We depend on our information technology systems to (i) conduct market research; (ii) trace information on the contracts we have signed and the contracts signed between our customers and their other service providers; (iii) manage our work schedule; and (iv) review our performance. We also depend on our information technology systems to assist us in our (a) designs and drawings; (b) preparation of all relevant event proposals and plans; and (c) communication with third parties, such as our customers, the other service providers engaged by them and our suppliers. An extended breakdown or failure of our information technology systems could disrupt our operations and have an adverse effect on our business, results of operations and financial condition.

Fluctuations in foreign currency exchange rates may materially and adversely affect our financial condition and results of operations.

We are based in Hong Kong while all our suppliers of merchandise are based in the PRC. The brand owners, franchisees, distributors and local facilitators which we work with on overseas experience events are generally based overseas, such as in Malaysia and Thailand. Our reporting currency is Hong Kong Dollar while a portion of our overseas procurement is denominated in foreign currencies, such as Renminbi, Malaysian Ringgits and Thai Baht. As such, we are exposed to foreign currency risk as we trade in various foreign currencies. Fluctuations in foreign exchange are unpredictable as they may be caused by various factors, which would affect the gains and losses from transactions in currencies other than our reporting currency. We cannot assure you that we will not suffer any loss on foreign exchange in the future. Further, we do not have any forward contracts or other derivative instruments to manage our foreign exchange risks. In the event that we are unable to manage our foreign currency risks effectively or at all, our business, financial condition and results of operations may be materially and adversely affected.

The aging population may have an adverse effect on our business, results of operations and financial condition.

We specialize in organizing, planning, promoting and managing experience events, which typically involve IP licenses of licensed characters, the target audience of which are mainly young children, teenagers and young adults. The aging population in Hong Kong and the other Southeast Asia countries may hinder the growth of our business in the long run, as the demand for such experience events may gradually decrease due to the drop of birth rate in these countries. As such, a decrease in the size of the target audience together with an aging population may result in a decline in the demand for experience events, which may have an adverse effect on our business, results of operations and financial condition.

Our business may be subject to seasonal effects, which may adversely affect our liquidity and results of operations in certain seasons.

Our business generally experiences some effects of seasonal variations. Some of our customers tend to organize events during festive seasons such as New Year, Chinese New Year, Easter, Mid-Autumn Festival, Christmas or during the summer vacation, which may result in a fluctuation of our revenue. This seasonality factor may cause seasonal fluctuations in our financial results, which may adversely affect our liquidity and results of operations in certain seasons.

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. There is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to unseen factors such as the recurrence of the Pandemic, risks of war and regional conflicts. In the event of a sustained market deterioration, and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity in amounts or on terms acceptable to us, or at all. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

Our executive officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us.

Our executive officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud.

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Our internal controls relating to financial reporting have not kept pace with the expansion of our business. Our financial reporting function and system of internal controls may be less developed in certain respects than those of similar companies that operate in Hong Kong and may not provide our management with as much or as accurate or timely information. The PCAOB has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Class A Ordinary Shares.

During the course of the review of our consolidated financial statements for the six months ended September 30, 2025, we and our auditor identified the following material weaknesses:

1)	Use of Manual Excel-Based Accounting Records

We currently rely on Excel spreadsheets for bookkeeping and payroll, with no dedicated accounting system in place. Our auditor recommended that we acquire and implement accounting software to standardize processes, enhance data integrity, and enable automated reconciliation and reporting.

2)	Insufficient Documentation and Recordkeeping

We lack proper supporting documentation for key transactions, particularly those related to co-organizer product and ticket sales. This creates difficulty in verifying completeness and accuracy of these transactions during the audit process.

3)	Improper Revenue Recognition

We did not appropriately net consignment sales against related costs, resulting in improper gross presentation of costs. These issues indicate insufficient evaluation of the role in the transactions and mistakenly accounted revenue and cost as principal instead of agent.

4)	Inadequate Controls Over Co-Organizer Revenue Reporting

We do not have sufficient procedures in place to independently verify revenue reports submitted by co-organizers, especially for overseas exhibitions. We heavily rely on co-organizer reports to finalize the net proceeds from these exhibitions, which poses a risk of incomplete or inaccurate revenue recognition.

5)	Improper Classification of Deposits, Receivables, Investments, and Cost of Sales

We did not consistently apply proper classification in several areas. For example, unsold merchandise were incorrectly classified as receivables instead of inventory. While not material, these issues affected the accuracy of our financial statement presentation.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under securities laws and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

We are subjected to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

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Risks Relating to Doing Business in Hong Kong

Through long arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight over the conduct of our business, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations and rules and the enforcement of laws of the Chinese government may also occur and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

Our operations are located in Hong Kong. In addition, PRC laws and regulations may be interpreted and applied inconsistently by different Hong Kong or PRC agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC that apply to our Operating Subsidiary in Hong Kong may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other PRC or Hong Kong government actions may:

●	intervene or interfere with our operations at any time;

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Any such interventions or actions could result in a material negative change in our operations, which could also negatively impact the value of our Class A Ordinary Shares.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including the regulation of certain activities in the United States and global securities markets, enhancing supervision over PRC-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may exert more supervision and regulations over offerings conducted overseas and foreign investment in the PRC or HK-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares, or even our ability to continue to offer securities to investors, in which case the value of our Class A Ordinary Shares could significantly decline or become worthless.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to achieve compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

In the event the PRC government restricts or prohibits cash transfers from Hong Kong, our ability to distribute earnings and pay dividends may be impeded, thus limiting our ability to grow our business or receive earnings to the detriment of our investors.

Further, there are currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between Dreamland Limited, the ultimate holding company, and Trendic International Limited, the wholly-owned operating subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to fund operations outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Trendic International Limited.

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The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are exposed to various risks and uncertainties stemming from the interpretations and implementations of laws and regulations in the PRC. These include, but are not limited to, the regulatory scrutiny of PRC companies’ overseas listings. Furthermore, we are susceptible to potential risks and uncertainties associated with future actions undertaken by the PRC government, which could potentially result in the disallowance of our organizational structure. Such an outcome would likely lead to a substantial transformation in our operational activities, and as a consequence, the value of our Class A Ordinary Shares may experience a significant depreciation or even become worthless.

We may become subject to a variety of PRC laws and other regulations regarding data protection or cybersecurity, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection, although we do not believe that we are currently subject to any such laws or regulations. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation have interpreted and enforced data privacy and protection laws and regulations within their respective areas.

In November 2016, the Standing Committee of China’s National People’s Congress passed the CSL, which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments(“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

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On December 28, 2021, thirteen PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the State Administration for Market Regulation, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

According to the temporary application of Chinese laws related to cybersecurity to companies within China, companies established in Hong Kong are not within the scope of application. The Company is therefore currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in HK.

We do not expect to be subject to the cybersecurity review by the CAC, given that: (i) using our products and services do not require providing users’ personal information; (ii) we possess minimum amount, if not none of personal information in our business operations; (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities and (iv) our operations are in HK, a Special Autonomous Region apart from mainland PRC. However, detailed implementation and interpretation related to network security are still under development. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us, where applicable and necessary.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations.

We may be subject to a variety of laws and other obligations regarding data protection in HK. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on 20 December 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO. Personal data means any data (a) relating directly or indirectly to a living individual; (b) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (c) in a form in which access to or processing of the data is practicable.

The Data Protection Principles set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfillment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps so that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate.

Moreover, the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”) came into effect on 8 October 2021. It amends the PDPO, particularly to: (i) criminalize doxing, i.e. unconsented disclosure of personal information of targeted individuals and groups; (ii) introduce a cessation notice regime to tackle doxing with extra-territorial reach; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner for Personal Data, in contexts beyond doxing.

We are of the view that we are not likely to be in breach of the PDPO and the PDPAO, for the following reasons: (i) using our products and services do not require providing applicable users’ personal information and (ii) we possess a minimum amount, if not none of the personal information in our business operations. Nonetheless, we are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy may continue to evolve. We cannot assure you that the governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by government authorities regarding our compliance with laws and regulations on data privacy, and we cannot assure you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations and standards on data protection and privacy continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices.

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We do not expect the China’s Enterprise Tax Law to be applicable to us as we do not have any subsidiary incorporated in the Mainland China as a PRC domestic company. Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

The HFCA Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties as Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor.

On April 21, 2020, former SEC Chairman Jay Clayton and former PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three (3) consecutive years beginning in 2021, the issuer’s securities are banned from trade on a national exchange or through other methods.

On June 22, 2021, the U.S. Senate passed the “Accelerating Holding Foreign Companies Accountable Act”, which, if passed by the U.S. House of Representatives and signed into law by the President, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three (3) to two (2) years, thus, reducing the period before their securities may be prohibited from trading or delisted if the PCAOB determines that it cannot inspect or investigate our auditor completely.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the “Holding Foreign Companies Accountable Act”. Rule 6100 provides a framework for the PCAOB to use to determine whether it is unable to inspect or investigate registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate.

On December 16, 2021, the PCAOB issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made the Determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and the MOF governing inspections and investigations, to establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination.

On December 29, 2022, provisions of the Accelerating Holding Foreign Companies Accountable Act were signed into law as part of the Consolidated Appropriations Act, amending the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Any lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors to lose confidence in audit procedures and reported financial information and the quality of financial statements of China-based companies.

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Our auditor, TAAD, is headquartered in Diamond Bar, California and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations. However, the recent developments would add uncertainties and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. Furthermore, there is a risk that our auditor cannot be inspected by the PCAOB in the future. The lack of inspection could cause trading in our securities to be prohibited on a national exchange or in the over-the-counter trading market under the HFCAA and related regulations, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless.

The Hong Kong legal system is subject to uncertainties in the interpretation and enforcement of PRC laws and regulations.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, prescribes that Hong Kong’s current sovereignty will remain in effect for 50 years.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We may be affected by adverse changes in the political, economic, regulatory or social conditions in Hong Kong.

Our operations in Hong Kong are subject to special PRC considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our operating results may be adversely affected by changes in the political and social conditions in Hong Kong, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Similarly, Hong Kong’s economy differs from the economies of most developed countries in many respects, including the amount of PRC government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Economic conditions in Hong Kong are sensitive to global economic conditions. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

Risks Related to Our Securities and This Offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-directed, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and members of the board of directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that they will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

An active trading market for our Class A Ordinary Shares may not be maintained and the trading price for our Class A Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Class A Ordinary Shares will be maintained. If an active public market for our Class A Ordinary Shares is not maintained, the market price and liquidity of our Class A Ordinary Shares may be materially and adversely affected. The public offering price for our Class A Ordinary Shares in the public offering was determined based upon several factors, and we can provide no assurance that the trading price of our Class A Ordinary Shares after the public offering will not decline below the public offering price. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Class A Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Class A Ordinary Shares and subject us to additional trading restrictions.

In order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq Capital Market in the future.

If Nasdaq delists our Class A Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

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●	a determination that our Class A Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Class A Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC or Hong Kong that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiary’ operations, including the following:

●	fluctuations in our Operating Subsidiary’s revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “— The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market Price.

Sales of substantial amounts of our shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 36,000,000 Class A Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 66,000,000 Class A Ordinary Shares issued and outstanding immediately after this offering, without taking into account of the Class A Ordinary Shares underlying the Common Warrants. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares.

There is no public market for the Common Warrants being offered in this offering.

There is no established public trading market for the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Holders of the Common Warrants will have no rights as holders of Class A Ordinary Shares until such warrants are exercised.

Until you acquire Class A Ordinary Shares upon exercise of your Common Warrants, you will have no rights with respect to the Class A Ordinary Shares issuable upon exercise of your Common Warrants. Upon exercise of your Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to 7% of the public offering price of Class A Ordinary Shares in this offering and expires on the third anniversary of its initial exercise date. In the event the market price per our Class A Ordinary Shares does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

The Common Warrants in this offering are speculative in nature.

The Common Warrants in this offering do not confer any rights of Class A Ordinary Share ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Common Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Warrants will equal or exceed their imputed offering price. The Common Warrants will not be listed or quoted for trading on any market or exchange.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Hong Kong law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Class A Ordinary Share. As a result, you will experience immediate and substantial dilution of US$0.022 per share, representing the difference between our as adjusted net tangible book value per share of US$0.128 per Ordinary Share as of September 30, 2025, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$0.15 per share. See “Dilution” for a more complete description of how the value of your investment in our Class A Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We currently intend to use the net proceeds from this offering to invest in event projects, acquiring multi-territorial IP licenses and for working capital and other general corporate purposes. There can be no assurance we will use the proceeds from this offering for the purposes set forth above or that the use of proceeds will product income or increase the price of our Class A Ordinary Shares.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves may be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our affiliated entity as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Ms. Seto, an executive Director and our chief executive officer, beneficially owns approximately 58.99% of our issued and outstanding Class A Ordinary Shares. Upon the completion of this offering, and assuming we sell all of the Class A Ordinary Shares offered hereby (and excluding the exercise of the Common Warrants), Ms. Seto will beneficially own approximately 32.18% of our then issued and outstanding Class A Ordinary Shares. Due to the enhanced voting rights attached to her holdings of Class B Ordinary Shares, Ms. Seto will represent approximately 42.61% of the total voting power of the Company immediately after this offering.

As a result, following this offering, Ms. Seto will continue to exert significant influence over the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including mergers, consolidations, the election of directors, and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders.

The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration of ownership and voting power in the hands of our controlling shareholder may cause a material decline in the value of our shares or deter certain investors from acquiring our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Class A Ordinary Shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Class A Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Class A Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we have a fully independent audit committee, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

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Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8- K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Further, Ms. Seto, our Chief Executive Officer also serves a member of our board of directors. Substantially all of the assets of these persons are located outside the United States and primarily in Hong Kong, where each of our directors are located. Robertsons, our counsel as to Hong Kong law, is in the opinion of there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter. Because our fiscal year ends on March 31, our next determination date will be the last business day of our second fiscal quarter, which falls in September 2026. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) any one of the following applies: a majority of our directors or executive officers are U.S. citizens or residents; more than 50% of our assets are located in the United States; or our business is administered principally in the United States. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and Principal Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We have incurred significantly increased costs and devote substantial management time as a result of the listing of our Class A Ordinary Shares on the Nasdaq Capital Market.

We were listed on the Nasdaq on July 23, 2025. We have and will continue to incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. Compliance with these requirements has increase our legal and financial compliance costs and made some activities more time-consuming and costly. In addition, our management and other personnel has diverted attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time- consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

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On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the Senate passed the Accelerated Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Class A Ordinary Shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

As more stringent criteria may be imposed, including the HFCA Act, which became law in December 2020, our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. The PCAOB issued the Determination report on December 16, 2021 (the “Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations.

The HFCA Act prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years and, as a result, an exchange may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. However, there can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our Ordinary Share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Class A Ordinary Shares.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiary’s current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our Operating Subsidiary’s operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any

U.S. state or territory.

We have appointed Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non- monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of five directors, all executive directors are located in Hong Kong. The five directors are Ms. Seto, Tse Sze Man, Lui Yi Sin, Edith, Lee Wing Yin and Cheung Tan. Further, Ms. Seto, a member of our board of directors is also our Chief Executive Officer.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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USE OF PROCEEDS

Based upon an assumed fixed offering price of US$0.15 per Class A Ordinary Share, assuming the sale of all of the Class A Ordinary Shares in this offering, and excluding the exercise of Common Warrants, we estimate that we will receive gross proceeds from this offering of approximately US$4,500,000, and net proceeds of approximately US$4,412,000, after deducting estimated offering expenses of approximately $88,000 payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and the net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority:

(i)	30 % or approximately US$1.4 million for investment in event projects;

(ii)	20 % or approximately US$0.9 million for acquisition of multi-territorial IP licenses; and

(iii)	50 % or approximately US$2.2 million for working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (a) issuance of 30,000,000 Class A Ordinary Shares offered hereby based on an assumed offering price of US$0.15 per Class A Ordinary Share, assuming the sale of all the Class A Ordinary Shares we are offering and excluding the 150,000,000 Class A Ordinary Shares underlying the Common Warrants, and (ii) the application of the net proceeds after deducting estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2025
Shareholders’ Equity	Actual	As Adjusted
	HK$	HK$
Class A Ordinary Shares, par value US$0.00001 per share, 9,500,000,000 Class A Ordinary Shares authorized, 36,000,000 Class A Ordinary Shares issued and outstanding on an actual basis, 66,000,000 Class A Ordinary Shares issued and outstanding on a pro forma basis as-adjusted basis (assuming 30,000,000 new Class A Ordinary Shares to be issued in this offering)	2,806	5,146
Class B Ordinary Shares US$0.00001 par value authorized shares 500,000,000 shares as of September 30, 2025; 1,000,000 shares issued and outstanding as of September 30, 2025 on an actual basis and as adjusted basis	78	78
Additional paid-in capital	-	34,411,260
Subscription receivable	(3,974)	(3,974)
Capital reserve	61,299,872	61,299,872
Accumulated deficit	(30,064,023)	(30,064,023)
Total Shareholders’ Equity	31,234,759	65,648,359
Total Shareholders’ (Deficit) Equity	$31,234,759	$65,648,359

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DIVIDENDS AND DIVIDEND POLICY

For the year ended March 31, 2024, Trendic declared and paid a dividend of HK$5,500,000 (approximately US$706,000) to its shareholders registered as such on March 30, 2024. No dividend was declared or paid for the year ended March 31, 2023. For the six months ended September 30, 2023 and 2024, no dividend was declared or paid by Trendic to its then existing shareholders. In addition, no dividend was declared or paid by the Company for the year ended March 31, 2025 and for the six months ended September 30, 2024 and 2025. We do not currently pay dividends and do not intend to pay dividends in the foreseeable future as we plan to retain earnings for growth in our operations.

We have adopted a dividend policy, according to which our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) our consolidated operating and financial results; (b) our cash flow situation; (c) our business strategies and future operations and earnings; (d) taxation considerations; (e) interim dividends paid, if any; (f) capital requirements and expenditure plans; (g) statutory and regulatory restrictions; and (h) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Class A Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by Trendic for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our Memorandum and Articles of Association (as amended from time to time) to provide funding to Trendic through loans or capital contributions. Trendic is permitted under the laws of Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If Trendic incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, Trendic has not experienced any difficulties or limitations on its ability to pay dividends; nor does it maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends.

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DILUTION

Investors purchasing our Class A Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Class A Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the assumed offering price of our Class A Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Class A Ordinary Shares immediately after this offering.

As of September 30, 2025, the Company’s historical net tangible book value was US$4.0 million or approximately US$0.111 per Ordinary Share. After giving effect to the sale of 30,000,000 Class A Ordinary Shares in this offering by the Company at the offering price of US$0.15 per Class A Ordinary Share, the pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately US$8.4 million, or US$0.128 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.016 per Ordinary Share to our existing stockholders and an immediate dilution of US$0.022 per Ordinary Share to new investors purchasing Class A Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

	US$
Assumed offering price per Class A Ordinary Share	US$	0.150
Historical net tangible book value per Ordinary Share as of September 30, 2025	US$	0.111
Increase in pro forma net tangible book value per Ordinary Share	US$	0.016
Pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering	US$	0.128
Dilution per Ordinary Share to new investors participating in this offering	US$	0.022

A US$0.050 increase (decrease) in the fixed offering price of US$0.150 per Ordinary Share, which is the fixed offering price set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.023, and increase (decrease) dilution to new investors by US$0.027 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data for the financial years ended March 31, 2024 and 2025, and for the six months ended September 30, 2024 and 2025 have been derived from our unaudited consolidated financial statements. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the provisions of the IFRS. Our historical results do not necessarily indicate results expected for any future period.

The following table shows key components of our results of operations during the six months ended September 30, 2024 and 2025.

	Six months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD
Revenues	$30,462,186	$39,962,062
Revenues, related party	552,166	-
Total Revenues, net	31,014,352	39,962,062

Costs and expenses:
Cost of revenue	(19,736,299)	(34,535,505)
Cost of revenue – related party	(468,350)	(230,759)

Selling, general and administrative expenses	(4,226,640)	(41,217,901)
Research and development	(660,000)	-
Amortization	(2,318,444)	(390,000)
Impairment of rights of use assets	(111,136)	-
Depreciation	(238,649)	(210,865)

Profit/(Loss) from operations	3,254,834	(36,622,968)

Other income/(expenses):
Interest income	38,676	1,292
Finance costs	(232,971)	(401,922)
Other income	1,000	128,581
Total other income/(expenses), net	(193,295)	(272,049)

Profit/(Loss) before income taxes	3,061,539	(36,895,017)

Income tax expense	(350,000)	(85,600)

NET PROFIT/(LOSS)	$2,711,539	(36,980,617)

The following table shows key components of our results of operations during the fiscal years ended March 31, 2024 and 2025.

	2024	2025
	HKD	HKD
Revenues	$20,103,097	$45,352,618
Revenues, related party	337,586	451,759

Total Revenues, net	20,440,683	45,804,377

Costs and expenses:
Cost of revenue	(11,360,489)	(33,565,785)
Cost of revenue – related party	-	(264,349)

Selling, general and administrative expenses	(666,286)	(7,319,454)
Research and development	-	(760,000)
Amortization	-	(2,560,667)
Impairment of rights of use assets	-	(111,136)
Depreciation	(294,083)	(449,514)

Profit from operations	8,119,825	773,472

Other income/(expenses):
Interest income	22,995	44,840
Finance costs	(246,262)	(656,689)
Other income	180,663	7,363,910
Total other income/(expenses), net	(42,604)	6,752,061

Profit before income taxes	8,077,221	7,525,533

Income tax expense	(988,347)	(1,100,000)

NET PROFIT	$7,088,874	6,425,533

40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are an event management service provider based in Hong Kong with over eight years of experience in managing the entire or part of the event lifecycle for our customers. Events encompass a range of public and private events, from trade shows, conferences, concerts, exhibitions, charity galas, brand promotion events to internal corporate events. For enterprises, events offer a highly effective way to maximize their engagement with customers, helping enterprises to generate and qualify leads, deepen relationships with customers and build brand loyalty and advocacy, such as promotion of a brand by satisfied customers through customers sharing positive experiences on social media, providing referrals to friends and family, or simply telling others about the brand.

We specialize in assisting event organizers in organizing, planning, promoting and managing themed touring walk-through experience events, or experience events, for intellectual property owners, or IP owners, of characters in well-publicized animated cartoons and/or live action theatrical motion pictures, each a licensed character. This type of experience events typically involve an intellectual property license, or IP license, from the IP owner to an event organizer, giving the event organizer the right to develop, organize, plan, promote and manage experience events relating to the licensed character and other licensed properties, including the name of the licensed character, title of the animated cartoon/live action theatrical motion picture, costumes, environmental settings, plot elements and artwork together as the licensed property in approved venues in a specified number of territories. During the experience event, event attendees may separately purchase, in designated area(s) at the approved venue, (i) various interactive activities and/or entertainment, including hands-on active-play/participation and/or media-based activities, such as green-screen photo/video capturing activities where guests are offered the opportunity to have their photo and/or video taken using green-screen capture technology, or the interactive opportunities; (ii) custom-made merchandise featuring the licensed property that are commissioned specially for the experience event, or the custom-made merchandise, as well as other licensed merchandise featuring the licensed property that are supplied by the IP owners and/or its licensee(s); and (iii) food and beverage products.

Apart from organizing, planning, promoting and managing experience events, we also engage in the design and/or sale of merchandise, such as merchandise sold in concert venues and merchandise used as gift with purchase by our customers, as well as event management for brands, such as setting-up and running of pop-up stores and organizing store opening/product launch press events for labels.

During the COVID-19, pandemic most of the in-person events were rescheduled, postponed or cancelled and our business relied on the design and/or sale of merchandise and government subsidies. When things started to normalize after the COVID-19 pandemic, our business primarily focused on event management business again.

During the six months ended September 30, 2024, we started to be an event organizer for events.

For the six months ended September 30, 2024 and 2025, our net revenue increased by 29.0% from HK$31.0 million for the six months ended September 30, 2024 to HK$40.0 million for the six months ended September 30, 2025, which was mainly contributed by the shift of operation focus from pure services provider to event organizer and investor, resulting to an increase in sales and ticketing income of HK$10.9 million and sponsorship income of HK$11.2 million, partially offset by a reduction of event management and video production income of HK$13.4 million.

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For the year ended March 31, 2023, 2024 and 2025, our net revenue increased by approximately 124.1% from approximately HK$20.1 million for the year ended March 31, 2024 to approximately HK$45.8 million for the year ended March 31, 2025, and our net revenue increased by approximately 465% from approximately HK$3.6 million for the fiscal year ended March 31, 2023 to approximately HK$20.4 million for the fiscal year ended March 31, 2024.

For Description and Analysis of Principal Components of Our Results of Operations for the six months ended September 30, 2024 and 2025, please refer to pages 42 to 51.

For Description and Analysis of Principal Components of Our Results of Operations for the years ended March 31, 2024 and 2025, please refer to pages 51 to 60.

Description and Analysis of Principal Components of Our Results of Operations for the six months ended September 30, 2024 and 2025

The following table shows key components of our results of operations during the six months ended September 30, 2024 and 2025.

	Six months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD
Revenues	$30,462,186	$39,962,062
Revenues, related party	552,166	-
Total Revenues, net	31,014,352	39,962,062

Costs and expenses:
Cost of revenue	(19,736,299)	(34,535,505)
Cost of revenue – related party	(468,350)	(230,759)

Selling, general and administrative expenses	(4,226,640)	(41,217,901)
Research and development	(660,000)	-
Amortization	(2,318,444)	(390,000)
Impairment of rights of use assets	(111,136)	-
Depreciation	(238,649)	(210,865)

Profit/(Loss) from operations	3,254,834	(36,622,968)

Other income/(expenses):
Interest income	38,676	1,292
Finance costs	(232,971)	(401,922)
Other income	1,000	128,581
Total other income/(expenses), net	(193,295)	(272,049)

Profit/(Loss) before income taxes	3,061,539	(36,895,017)

Income tax expense	(350,000)	(85,600)

NET PROFIT/(LOSS)	$2,711,539	(36,980,617)

The following discussion is based on our historical results of operations and may not be indicative of our future operating performance.

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Six Months Ended September 30, 2024 Compared to September 30, 2025

Revenue

We derive our revenue from the provision of event management services, sale of goods and ticketing, sponsorship and design services. Revenue from provision of event management services represented revenue derived from events planning, development and operation services. Sales of goods represented revenue derived from procurement and sales of goods/drinks to customers from events and non-events and ticketing represented tickets sold and used for events. Sponsorship income represented titleship for the events. Video production income represented revenue from video production at event requested by customers. Design services represented revenue from design services as requested by customers. The following table sets forth our revenue for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD

Provision of event management services	$4,423,413	$-
Sales of goods and others	6,969,091	13,712,279
Tickets	6,902,453	11,061,550
Sponsorship	3,769,374	14,938,362
Video production	8,950,021	-
Design and others	-	249,871

Total:	$31,014,352	$39,962,062

Our net revenue increased by 29.0% from HK$31.0 million for the six months ended September 30, 2024 to HK$40.0 million for the six months ended September 30, 2025, which was mainly contributed by the shift of operation focus from pure services provider to event organizer and investor, resulting to an increase in sales and ticketing income of HK$10.9 million and sponsorship income of HK$11.2 million, partially offset by a reduction of event management and video production income of HK$13.4 million.

Cost of revenues

	Six months ended September 30,
	2024	2025
	HKD	HKD

Sub-contracting fee from event facilitators	$4,788,530	$7,750,122
Ticketing platform	225,575	543,484
Cost of goods sold for IP products	2,307,012	7,104,247
Staff costs	2,930,741	2,756,560
Royalty fee	1,343,941	8,697,009
Design and renovation	4,124,635	5,139,328
Video production costs	1,672,824	-
Other costs	2,811,391	2,775,514
Total:	$20,204,649	$34,766,264

For the six months ended September 30, 2024 and 2025, our cost of revenues was mainly comprised of cost of goods sold for IP products, staff costs, subcontracting fees from event facilitators, royalty fees for short term use of IP, design and renovation, and other costs related to events. For the six months ended September 30, 2024 and 2025, our cost of revenues amounted to approximately HK$20.2 million and HK$34.8 million, respectively. The increase in costs of revenue during the six months ended September 30, 2025 was mainly due to the shift of operation focus from pure services provider to event organizer and investor, resulting in a heavier burden of subcontracting fee, cost of inventory, royalty fee and design and renovation fee.

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General and Administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD

Accounting fee	$48,000	$60,000
Bank charges	42,186	76,497
Insurance expenses	20,755	405,009
Staff payroll costs	1,082,423	1,138,069
Listing fees	1,933,527	4,080,728
Legal and professional fees	188,842	8,499,094
Travelling expenses	83,017	120,815
Marketing fee for events	513,097	2,738,057
Office expenses	107,549	295,356
Variable lease payments	-	208,645
Share-based payment for service fee	-	23,500,011
Sundries	207,244	95,620
Total:	$4,226,640	$41,217,901

Our general and administrative expenses amounted to approximately HK$4.23 million and approximately HK$41.2 million for the six months ended September 30, 2024 and 2025, respectively. The increase was mainly due to (i) listing fees such as audit, legal and such fees are IPO related expenses that do not qualify for capitalization as offering cost; (ii) the incurrence of share-based payment expenses of HK$23.5 million relating to the business development and marketing service agreement entered into in August 2025 during the six months ended September 30, 2025.

Research and development

Research and development mainly represented research and development expenses incurred for our website and e-ticket platform. Research and development expenses amounted to approximately HK$0.66 million and nil, respectively, during the six months ended September 30, 2024 and 2025.

Amortization

Amortization mainly represented amortization expenses incurred from licenses acquired for the events. Amortization expenses amounted to approximately HK$2.3 million and HK$0.4 million, respectively, during the six months ended September 30, 2024 and 2025.

Impairment of rights of use assets

Impairment of rights of use assets mainly represented impairment made due to uncertainty on future economic benefits on relevant rights of use assets. Impairment of rights of use assets amounted to approximately HK$0.11 million and nil, respectively, during the six months ended September 30, 2024 and 2025.

Depreciation

Depreciation mainly represented depreciation expenses incurred for equipment and right-of-use assets for office premises and motor vehicles. Depreciation amounted to approximately HK$0.24 million and approximately HK$0.21 million, respectively, during the six months ended September 30, 2024 and 2025.

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Other Income/ (Expense), Net

The following table sets forth the breakdown of our other income/(expense) for the six months ended September 30, 2024 and 2025:

	Six Months ended September 30,
	2024 (unaudited)	2025 (unaudited)
	HKD	HKD
Bank interest income	$38,676	$1,292
Finance costs	(232,971)	(401,922)
Gain on investment on event projects	-	532
Share of net return to an investment partner	-	(165,267)
Others	1,000	293,316
Total	$(193,295)	$(272,049)

Finance costs represented the interest expenses for bank borrowings and finance lease during the six months ended September 30, 2024 and 2025. The increase in finance costs was mainly attributable to the increase of bank borrowings during the six months ended September 30, 2025.

Share of net return to an investment partner represented the net profits of certain event projects to be shared to the investment partner. During the period, certain funds were received by the Group from a third-party investor to finance specific event projects. Under the terms of the agreement, the investment partner provides capital to the Group for the purpose of investing in event-related projects. In return, the investment partner is entitled to a share of the net returns (or bears a share of the losses) generated by those projects, in proportion to the percentage funded based on budget cost.

Income Tax Expenses

During the six months ended September 30, 2024 and 2025, the income tax expenses of approximately HK$0.35 million and HK$0.09 million, respectively were recognized as we generated no assessable income for the fiscal year under the local tax regime, after tax adjustments.

Net Profit

As a result of the foregoing, our net loss was HK$37.0 million for the six months ended September 30, 2025, as compared with the profit of HK$2.7 million for the same period in 2024.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the six months ended September 30, 2024 and 2025:

	Six months ended September 30,
	2024	2025
	HKD	HKD
Net cash provided by/(used in) operating activities	$(7,893,870)	$(24,989,349)
Net cash provided by/(used in) investing activities	(5,333,101)	(11,896,117)
Net cash provided by/(used in) financing activities	(10,773,040)	30,284,595
Net change in cash and cash equivalent	(2,453,931)	(6,600,871)
BEGINNING OF PERIOD	3,817,083	17,135,719
END OF PERIOD	$1,363,152	$10,534,848

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Cash flows from operating activities

For the six months ended September 30, 2025, our net cash used in operating activities was approximately HK$24.99 million, which primarily consisted of our net loss before tax of approximately HK$36.90 million, mainly adding back (i) the non-cash share-based payment for service fee of approximately HK$23.50 million (ii) the depreciation of right of use assets and equipment of approximately HK$0.21 million and finance costs of approximately HK$0.40 million; (iii) the amortization of licenses of approximately HK$0.39 million, (iv) the decrease in accounts and other receivables of approximately HK$0.24 million, the decrease in amount due from related parties of approximately HK$0.93 million, and the increase in trade and other payable of approximately HK$17.31 million; and was partially offset by (v) the increase in deposits, prepayments of approximately HK$14.25 million, and the increase in amount due from joint operation parties of approximately HK$14.77 million.

For the six months ended September 30, 2024, our net cash used in operating activities was approximately HK$7.89 million, which primarily consisted of our net profit before tax of approximately HK$3.06 million, mainly adding back (i) the non-cash depreciation of right of use assets and equipment of approximately HK$0.24 million and finance costs of approximately HK$0.23 million, (ii) the impairment of approximately HK$0.11 million; (iii) the increase in amortization of licenses of approximately HK$2.32 million, (iv) the increase in contract assets for upcoming events of approximately HK$2.78 million, increase in inventory of approximately HK$1.49 million, increase in accounts receivable of approximately HK$6.22 million for receivables not yet settled as at September 30, 2024, the increase in deposits, prepayments and other receivables of approximately HK$1.56 million, the increase in amount due from related parties of approximately HK$2.13 million, the increase in amount due from/(to) joint operation parties of approximately HK$1.65 million and was partially offset by (v) increase in trade and other payable of approximately HK$0.91 million for payables incurred for upcoming events and increase in contract liabilities of approximately HK$1.10 million due to advanced payment from customer for provision of event services to be performed subsequent to the balance sheet date.

Cash flows from investing activities

For the six months ended September 30, 2025, our net cash used in investing activities was approximately HK$11.89 million, mainly resulting from the net ash paid for investment on event projects approximately HK$10.73 million and acquisition of intangible assets of approximately HK$1.12 million.

For the six months ended September 30, 2024, our net cash used in investing activities was approximately HK$0.04 million from interest income and intangible assets acquired of approximately HK$5.37 million.

Cash flows from financing activities

For the six months ended September 30, 2025, our net cash provided by financing activities was approximately HK$30.28 million which was mainly due to the net proceeds of approximately HK$35.79 million from issuance of ordinary shares in the initial public offering, partially offset by the net payments of bank borrowings of approximately HK$4.81 million.

For the six months ended September 30, 2024, our net cash provided by financing activities was approximately HK$10.78 million which was mainly due to the increase of proceeds from a shareholder of HK$7.07 million and the increase in bank overdraft of HK$5.59 million and the increase in bank borrowings of approximately of HK$2.88 million, and partially offset by the payments to a shareholder of approximately HK$4.07 million.

Capital commitments

The Company signed few investments for event projects as at March 31, 2025 and September 30, 2025 and there are outstanding commitments for investments of approximately HK$12.80 million and HK$0.58 million respectively.

Except for the above, as of September 30, 2025, the Company has no material commitments or contingencies.

46

Key Factors Affecting our Results of Operations

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus. These factors include the following:

●	Economic conditions of Hong Kong and Asian markets: our revenues may significantly be affected by economic conditions of places for the events to be convened for events and sold of goods. A slowdown in the economy, such as deterioration of overall economic sentiment may decrease the willingness of customers for the events and purchased of IP products, which in turn may decrease their need on overall our services and products, and affect our operating business performance;

●	Dependence on key customer: our revenues may significantly be affected by the demands of our key customer due to market competitions such as pricing strategy offered by competitors;

●	Limited vendors for events facilitators and IP products: our costs for goods to be sold for IP products may significantly be affected due to limited vendors for events facilitators and IP products;

●	Dependence on co-organizer/joint operation parties: our revenue and costs for event may significantly be affected due to co-organizer/joint operation parties performance;

●	Ability to manage staff costs: any upward changes in our staff costs that are not in proportion to an increase in our revenues would impact our results of operations negatively;

Off-Balance Sheet Transactions

As of September 30, 2025, we have not entered into any material off-balance sheet transactions or arrangements.

Except for commitments disclosed above, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with IFRS accounting standards. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

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●	Interests in Joint Operations

During the six months ended September 30, 2025, the Group entered into joint operation arrangement for certain events. In return, the Group will have project sharing at agreed portion. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

The Group recognizes in relation to its interest in a joint operation:

●	its assets, including its share of any assets held jointly;

●	its liabilities, including its share of any liabilities incurred jointly;

●	its revenue from the sale of its share of the output arising from the joint operation;

●	its share of the revenue from the sale of the output by the joint operation; and

●	its expenses, including its share of any expenses incurred jointly.

The assets, liabilities, revenues and expenses relating to the Group’s interest in a joint operation are accounted for in accordance with the relevant IFRSs such as IFRS 11 applicable to the particular assets, liabilities, revenues and expenses, and recognized based on the profit sharing ratio on each event. The amount due from/(to) joint operation parties will be recognized based on payment/receipt by the Group and joint operation accordingly.

●	Investment on event projects

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. The Group initially measures a financial asset at its fair value plus in the case of a financial asset not at fair value through profit or loss, transaction costs. In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model. The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.

The investment on event projects are recorded at cost less impairment similar to equity accounting method because of absence of readily available market data. The investment on event projects represented monetary investment on event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. The management believe the carrying amounts of this investment approximates is fair value. All investment on events projects are expected to be completed within one year and such investment amounts are presented as current asset.

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●	Revenue Recognition

The Company adopted Accounting Standards Revenue from Contracts with Customers (IFRS 15), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Revenue related to event planner

The Company identified the following three types of performances under the event management contract: i) events planning, design, development and operation, or the Event Management Services; ii) Procurement and sales of goods (including but not limited to IP goods, drinks, tickets) to customer; iii) sponsorship commission income. The Company’s revenue is derived from contracts with customers in the rendering of Event Management Services, and as such, the revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services when the events start. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The duration of the service period is usually less than one year. The Company recognize Event Management Services revenue when the event starts and during the event period ratably because: i) Based on the contract terms, none of parties that entered into the contract can terminate, and find other vendors to substitute the services; ii) And the customer benefits from our service beginning at the point of the event started to the event completion. The Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The event management contract price is lump sum basis, consisted of sales of goods and Event Management Services consideration. For allocation of transaction price of sales of goods and Event Management Services, the company applied cost plus margin method to determine the sales of goods revenue based on standalone sales of goods gross margin, and allocate the remaining provision consideration into event management services. For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any).

For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

Revenue related to event organizer

The Company obtained IP directly from IP owner and authorized to convene events as organizer or co-organizer. The Company identified the following four types of performances under the event: i) sales of event tickets for the events; ii) Procurement and sales of goods (including but not limited to IP goods and drinks) to customer; iii) sponsorship commission income and (iv) ad hoc requested by customer say video production for the event

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The Company sold the event tickets through on site or sales platform. For event tickets income, it is recognized upon the provision of events.

The Company sold the goods at the event. Revenue from sales of goods is recognized at a point in time when control of the goods has been transferred to the customers. Control is primarily evidenced by taking physical possession and inventory risk of the goods. The Group controls the goods and determines the selling price or allocated selling price (under event management services contracts) of the good before the good is transferred to the customers.

For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any). For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

For ad hoc income say video production, it is recognized upon the video delivered and confirmed by customer.

For events have co-organizer, the revenue recognition is similar the above under heading revenue related to event organizer but proportion based on agreed terms to the agreement with joint operations parties. Please refer to interest in joint operations paragraph in Note 2.

Design

Revenue from designed services is recognized over time. The revenue generated from design services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of design services. The design services provide involve a series of tasks which are distinct and meet the criteria for recognizing revenue overtime. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. The Group recognizes revenues from design services on a monthly basis when it satisfies its performance obligations throughout the contract terms. Because the design works were performed by inhouse designer and/or monitored by in-house designer through external designer (value added services), the Company controls the specified designed services before that services are transferred to a customer and the Company will determine the selling price, and thus, the Company is principal instead of agent for design services.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the unaudited consolidated financial statements, “Summary of Significant Accounting Policies”.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD800,000 if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2025 and September 30, 2025, cash and bank balances of HKD17,135,719 and HKD10,534,848 was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. However, if the individual bank balance is over HKD800,000, the excess will be subject to credit risk if the relevant bank fails. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

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The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2025 and September 30, 2025, there were accounts and other receivables of HKD17,082,085 and HKD16,840,037, respectively. Four of customers as of September 30, 2025 (March 31, 2025: Three) are amounted to 10% or more of the total consolidated amounts.

Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

Liquidity risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our policy is to ensure that we have sufficient cash to meet our liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Description and Analysis of Principal Components of Our Results of Operations for the years ended March 31, 2024 and 2025

The following table shows key components of our results of operations during the years ended March 31, 2024 and 2025.

	Year Ended March 31,
	2024	2025
	HKD	HKD

Revenues	$20,103,097	$45,352,618
Revenues, related party	337,586	451,759
Total Revenues, net	20,440,683	45,804,377

Costs and expenses:
Cost of revenue	(11,360,489)	(33,565,785)
Cost of revenue – related party	-	(264,349)
Selling, general and administrative expenses	(666,286)	(7,319,454)
Research and development	-	(760,000)
Amortization	-	(2,560,667)
Impairment of rights of use assets	-	(111,136)
Depreciation	(294,083)	(449,514)

Profit from operations	8,119,825	773,472

Other income/(expenses):
Interest income	22,995	44,840
Finance costs	(246,262)	(656,689)
Other income	180,663	7,363,910
Total other income/(expenses), net	(42,604)	6,752,061

Profit before income taxes	8,077,221	7,525,533

Income tax expense	(988,347)	(1,100,000)

NET PROFIT	$7,088,874	6,425,533

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The following discussion is based on our historical results of operations and may not be indicative of our future operating performance.

Year Ended March 31, 2024 Compared to March 31, 2025

Revenue

We derive our revenue from the provision of event management services, sale of goods and ticketing, sponsorship and design services. Revenue from provision of event management services represented revenue derived from events planning, development and operation services. Sales of goods represented revenue derived from procurement and sales of goods/drinks to customers from events and non-events and ticketing represented tickets sold and used for events. Sponsorship income represented titleship for the events. Video production income represented revenue from video production at event requested by customers. Design services represented revenue from design services as requested by customers. The following table sets forth our revenue for the year ended March 31, 2024 and 2025:

	Year ended March 31,
	2024	2025
	HKD	HKD

Provision of event management services	$6,733,049	$4,423,413
Sales of goods and tickets
Tickets	-	9,731,700
Sales of goods and café from events	5,842,727	7,594,988
Sales of goods and café from non-events	5,616,637	7,977,732
	11,459,364	25,304,420

Sponsorship	-	5,371,523
Video production	-	8,950,021
Design and others	2,248,270	1,755,000

Total:	$20,440,683	$45,804,377

Our total revenue increased by approximately HK$25.3 million, or approximately 124.1%, to approximately HK$45.8 million for the year ended March 31, 2025 from approximately HK$20.4 million for the year ended March 31, 2024. This increase was mainly attributable to the increase of our event related income was because we started to act as event organizer/co-organizer for events during the year ended March 31, 2025, enhancing our revenue stream from events such as sales of tickets, sponsorship and video production requested by a customer.

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Cost of revenues

	Year ended March 31,
	2024	2025
	HKD	HKD

Sub-contracting fee from event facilitators	$1,746,648	$7,980,804
Ticketing platform	-	117,631
Cost of goods sold for IP products	5,068,822	8,950,189
Staff costs	1,746,232	5,131,158
Royalty fee	297,909	2,581,599
Design and renovation	-	4,124,635
Equipment rental	-	1,024,424
Video production costs	-	1,672,824
Sponsorship commission	-	116,696
Other costs	2,500,878	2,130,174
Total:	$11,360,489	$33,830,134

For the year ended March 31, 2024 and 2025, our cost of revenues was mainly comprised of cost of goods sold for IP products, staff costs, subcontracting fees from event facilitators, royalty fees for short term use of IP, design and renovation, and other costs related to events. For the year ended March 31, 2024 and 2025, our cost of revenues amounted to approximately HK$11.4 million and HK$33.8 million, respectively. The increase in costs of revenue during the year ended March 31, 2025 was in line with the increase in revenue due to business expansion.

General and Administrative expenses

The following table sets forth the breakdown of our general and administrative expenses for the years ended March 31, 2024 and 2025:

	Year ended March 31,
	2024	2025
	HKD	HKD

Accounting fee	$24,000	$113,000
Bank charges	3,760	72,270
Insurance expenses	30,376	356,788
Staff payroll costs	232,956	1,411,500
Listing fees	-	3,503,862
Legal and professional fees	-	188,842
Travelling expenses	-	172,228
Marketing fee for events	-	541,965
Office expenses	329,360	296,346
Warehouse rent	-	216,036
Sundries	45,834	446,617
Total:	$666,286	$7,319,454

Our general and administrative expenses amounted to approximately HK$0.67 million and approximately HK$7.32 million for the years ended March 31, 2024 and 2025, respectively. The increase was mainly due to (i) listing fees such as audit, legal and such fees incurred for IPO; (ii) the increase in staff costs due to increase in staff and insurance purchased as designated contribution to Ms. Seto; and (iii) business expansion during the year ended March 31, 2025.

Research and development

Research and development mainly represented research and development expenses incurred for our website and e-ticket platform. Research and development expenses amounted to nil and approximately HK$0.76 million, respectively, during the year ended March 31, 2024 and 2025.

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Amortization

Amortization mainly represented amortization expenses incurred from licenses acquired for the events. Amortization expenses amounted to nil and approximately HK$2.56 million, respectively, during the year ended March 31, 2024 and 2025.

Impairment of rights of use assets

Impairment of rights of use assets mainly represented impairment made due to uncertainty on future economic benefits on relevant rights of use assets. Impairment of rights of use assets amounted to nil and approximately HK$0.11 million, respectively, during the years ended March 31, 2024 and 2025.

Depreciation

Depreciation mainly represented depreciation expenses incurred for equipment and right-of-use assets for office premises and motor vehicles. Depreciation amounted to approximately HK$0.29 million and approximately HK$0.45 million, respectively, during the years ended March 31, 2024 and 2025.

Other Income/ (Expense), Net

The following table sets forth the breakdown of our other income/(expense) for the years ended March 31, 2024 and 2025:

	Year ended March 31
	2024	2025
	HKD	HKD
Government grant	$178,124	$-
Bank interest income	22,995	44,840
Finance costs	(246,262)	(656,689)
Gain on disposal of intangible assets	-	6,145,711
Gain on investment on event projects	-	806,606
Gain/(Loss) on early termination of leases	2,539	-
Sale of concert tickets and others	-	411,593
Total	$(42,604)	$6,752,061

The other income/(expenses) mainly represented government grant, disposal of intangible assets, gain on investment in event projects and sale of concert tickets. The increase was mainly due to the fact that there were disposal of intangible assets and the Group started to invest in event projects and sale of concert tickets during the year ended March 31, 2025. Finance costs represented the interest expenses for bank borrowings and finance lease during the years ended March 31, 2024 and 2025. The increase in finance costs was mainly attributable to the increase of bank borrowings during the year ended March 31, 2025.

Income Tax Expenses

During the years ended March 31, 2024 and 2025, the income tax expenses of approximately HK$0.99 million and HK$1.10 million, respectively were recognized. The increase during the year ended March 31, 2025 was mainly due to the tax loss from previous periods utilized during the year ended March 31, 2024.

Net Profit

As a result of the foregoing, our net profit for the years ended March 31, 2024 and 2025 amounted to approximately HK$7.09 million and approximately HK$6.43 million, respectively.

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Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through cash generated from our operations. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the years ended March 31, 2024 and 2025:

	Year ended March 31,
	2024	2025
	HKD	HKD
Net cash provided by/(used in) operating activities	$8,281,946	$(15,992,733)
Net cash used in investing activities	(110,860)	(14,765,561)
Net cash provided by/(used in) financing activities	(4,682,217)	44,076,930
Net change in cash and cash equivalent	3,488,869	13,318,636
BEGINNING OF PERIOD	328,214	3,817,083
END OF PERIOD	$3,817,083	$17,135,719

Cash flows from operating activities

For the year ended March 31, 2025, our net cash used in operating activities was approximately HK$16.0 million, which primarily consisted of our net profit before tax of approximately HK$7.53 million, mainly adding back (i) the non-cash depreciation of right of use assets and equipment of approximately HK$0.45 million and finance costs of approximately HK$0.66 million, (ii) the impairment of approximately HK$0.11 million; (iii) the increase in amortization of licenses of approximately HK$2.56 million, (iv) the increase in gain on disposal of intangible assets of approximately HK$6.15 million and gain on investments of approximately HK$0.81 million; (v) increase in inventory of approximately HK$0.31 million, (vi) increase in account and other receivables of approximately HK$6.45 million for receivables not yet settled as at March 31, 2025, (vii) the increase in deposits and prepayments of approximately HK$10.99 million, (viii) the increase in amount due from related parties of approximately HK$0.93 million, (ix) the increase in Amount due from joint operation parties of HK$1.76 million, (x) decrease in trade and other payable of approximately HK$0.58 million, excluded the other payable to investment partner, (xi) the decrease in contract liabilities of approximately HK$3.57 million, (xii) the decrease in contract assets for upcoming events of approximately HK$4.28 million.

For the year ended March 31, 2024, our net cash generated from operating activities was approximately HK$8.3 million, which primarily consisted of our net profit before tax of approximately HK$8.1 million, mainly adding back (i) the non-cash depreciation of right of use assets of approximately HK$0.29 million and finance costs of approximately HK$0.25 million, (ii) the increase in contract assets for upcoming events of approximately HK$4.3 million, increase in accounts receivable of approximately HK$0.8 million for receivables not yet settled as at March 31, 2024 and was partially offset by (iii) increase in trade and other payable of approximately HK$1.4 million for payables incurred for upcoming events and increase in contract liabilities of approximately HK$3.6 million due to advanced payment from customer for provision of asset management services to be performed subsequent to the balance sheet date.

Cash flows from investing activities

For the year ended March 31, 2025, our net cash used in investing activities was approximately HK$14.77 million which was mainly due to the increase in interest income of approximately HK$0.04 million, proceeds from disposal of intangible assets of approximately HK$1.15 million, proceeds from investment on event projects of approximately HK$1.8 million, and offset by the increase in acquisition of intangible assets of approximately HK$9.27 million and cash paid for investments of approximately HK$8.49 million.

For the year ended March 31, 2024, our net cash used in investing activities was approximately HK$0.11 million, for the purchase of equipment.

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Cash flows from financing activities

For the year ended March 31, 2025, our net cash provided by financing activities was approximately HK$44.08 million which was mainly due to the increase of proceeds from a shareholder of HK$9.18 million, proceeds from investment partner of approximately HK$30.1 million, the increase in bank overdraft of HK$15.14 million and the increase in bank borrowings of approximately of HK$3.70 million, and partially offset by the payments to a shareholder of approximately HK$4.39 million and the repayment of bank overdrafts of approximately HK$7.79 million.

For the year ended March 31, 2024, our net cash used in financing activities was approximately HK$4.7 million which was mainly due to the net increase of amount due from a shareholder of HK$3.7 million and the repayment of bank borrowings and lease liabilities.

Capital commitments

The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

Commitment on investments for event projects

The Company signed few investments for event projects as of March 31, 2025 and there are outstanding commitments for investments of HK$12,798,092.

Except for the above, as of March 31, 2024 and 2025, the Company has no material commitments or contingencies.

Key Factors Affecting our Results of Operations

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus. These factors include the following:

●	Economic conditions of Hong Kong and Asian markets: our revenues may significantly be affected by economic conditions of places for the events to be convened for events and sold of goods. A slowdown in the economy, such as deterioration of overall economic sentiment may decrease the willingness of customers for the events and purchased of IP products, which in turn may decrease their need on overall our services and products, and affect our operating business performance;

●	Dependence on key customer: our revenues may significantly be affected by the demands of our key customer due to market competitions such as pricing strategy offered by competitors;

●	Limited vendors for events facilitators and IP products: our costs for goods to be sold for IP products may significantly be affected due to limited vendors for events facilitators and IP products;

●	Dependence on co-organizer/joint operation parties: our revenue and costs for event may significantly be affected due to co-organizer/joint operation parties performance;

●	Ability to manage staff costs: any upward changes in our staff costs that are not in proportion to an increase in our revenues would impact our results of operations negatively;

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Off-Balance Sheet Transactions

As of March 31, 2025, we have not entered into any material off-balance sheet transactions or arrangements.

Except for commitments disclosed above, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with IFRS accounting standards. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

●	Interests in Joint Operations

During the year ended March 31, 2025, the Group entered into joint operation arrangement for certain events. In return, the Group will have project sharing at agreed portion. A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

The Group recognizes in relation to its interest in a joint operation:

●	its assets, including its share of any assets held jointly;

●	its liabilities, including its share of any liabilities incurred jointly;

●	its revenue from the sale of its share of the output arising from the joint operation;

●	its share of the revenue from the sale of the output by the joint operation; and

●	its expenses, including its share of any expenses incurred jointly.

The assets, liabilities, revenues and expenses relating to the Group’s interest in a joint operation are accounted for in accordance with the relevant IFRSs such as IFRS 11 applicable to the particular assets, liabilities, revenues and expenses, and recognized based on the profit sharing ratio on each event. The amount due from/(to) joint operation parties will be recognized based on payment/receipt by the Group and joint operation accordingly.

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●	Investment on event projects

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. The Group initially measures a financial asset at its fair value plus in the case of a financial asset not at fair value through profit or loss, transaction costs. In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model. The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.

The investment on event projects are recorded at cost less impairment similar to equity accounting method because of absence of readily available market data. The investment on event projects represented monetary investment on event projects which the Group does not involve event operations and has return on investments based on percentage of amounts invested in the event over net profit or loss of the event in accordance with binding agreements. The management believe the carrying amounts of this investment approximates is fair value. All investment on events projects are expected to be completed within one year and such investment amounts are presented as current asset.

●	Revenue Recognition

The Company adopted Accounting Standards Revenue from Contracts with Customers (IFRS 15), which provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

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Revenue related to event planner

The Company identified the following three types of performances under the event management contract: i) events planning, design, development and operation, or the Event Management Services; ii) Procurement and sales of goods (including but not limited to IP goods, drinks, tickets) to customer; iii) sponsorship commission income. The Company’s revenue is derived from contracts with customers in the rendering of Event Management Services, and as such, the revenue recognized depicts the transfer of promised services to its customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services when the events start. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The duration of the service period is usually less than one year. The Company recognize Event Management Services revenue when the event starts and during the event period ratably because: i) Based on the contract terms, none of parties that entered into the contract can terminate, and find other vendors to substitute the services; ii) And the customer benefits from our service beginning at the point of the event started to the event completion. The Company generally requires the customers to make the advanced payment at certain percentage of the total contract value upon signing the agreement. Contract liabilities are recorded when the advanced payment is received from the customers before all of the relevant criteria for revenue recognition has been met. The event management contract price is lump sum basis, consisted of sales of goods and Event Management Services consideration. For allocation of transaction price of sales of goods and Event Management Services, the company applied cost plus margin method to determine the sales of goods revenue based on standalone sales of goods gross margin, and allocate the remaining provision consideration into event management services. For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any).

For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

Revenue related to event organizer

The Company obtained IP directly from IP owner and authorized to convene events as organizer or co-organizer. The Company identified the following four types of performances under the event: i) sales of event tickets for the events; ii) Procurement and sales of goods (including but not limited to IP goods and drinks) to customer; iii) sponsorship commission income and (iv) ad hoc requested by customer say video production for the event

The Company sold the event tickets through on site or sales platform. For event tickets income, it is recognized upon the provision of events.

The Company sold the goods at the event. Revenue from sales of goods is recognized at a point in time when control of the goods has been transferred to the customers. Control is primarily evidenced by taking physical possession and inventory risk of the goods. The Group controls the goods and determines the selling price or allocated selling price (under event management services contracts) of the good before the good is transferred to the customers.

For sponsorship commission income, there is specified percentage calculation based on sponsorship fee raised (if any). For sponsorship commission income, it is sponsorship for the whole event period and recognized over the event period align with Event Management Services.

For ad hoc income say video production, it is recognized upon the video delivered and confirmed by customer.

For events have co-organizer, the revenue recognition is similar the above under heading revenue related to event organizer but proportion based on agreed terms to the agreement with joint operations parties. Please refer to interest in joint operations paragraph in Note 2.

Design

Revenue from designed services is recognized over time. The revenue generated from design services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of design services. The design services provide involve a series of tasks which are distinct and meet the criteria for recognizing revenue overtime. In addition, the Group concludes that the services provided each month are substantially similar and result in the transfer of substantially similar services to the clients each month. The Group recognizes revenues from design services on a monthly basis when it satisfies its performance obligations throughout the contract terms. Because the design works were performed by inhouse designer and/or monitored by in-house designer through external designer (value added services), the Company controls the specified designed services before that services are transferred to a customer and the Company will determine the selling price, and thus, the Company is principal instead of agent for design services.

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Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the audited consolidated financial statements, “Summary of Significant Accounting Policies”.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 if the bank with which an individual a company hold its eligible deposit fails. As of March 31, 2024 and 2025, cash and bank balances of HKD3,817,083 and HKD17,135,719 was maintained at financial institutions in Hong Kong, of which none of its cash balance was subject to credit risk. However, if the individual bank balance is over HKD500,000, the excess will be subject to credit risk if the relevant bank fails. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty. To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors.

As of March 31, 2024 and 2025, there were accounts and other receivables of HKD826,687 and HKD17,082,085, respectively. Three of customers as of March 31, 2025 (2024: Two) are amounted to 10% or more of the total consolidated amounts.

Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

Liquidity risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our policy is to ensure that we have sufficient cash to meet our liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named executive officers;
●	each of our directors and director nominees; and
●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 36,000,000 Class A Ordinary Shares of our Company issued and outstanding as of September 30, 2025 and with respect to the percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown. As of the date hereof, we have 2 registered shareholders of record of our Class A Ordinary Shares.

	Class A Ordinary Shares Beneficially Owned Prior to this offering		Class B Ordinary Shares Beneficially Owned Prior to this offering		Class A Ordinary Shares Beneficially Owned After this offering			Percentage of Voting Power After this offering
	Number	Percent (%)	Number	Percentage (%)	Number	Percent (%)		Percent (%)
Directors and Executive Officers(1):

Ms. Seto	21,236,240	58.99	1,000,000	100	21,236,240	32.18	(1)	42.61	(1)
						9.83	(2)	14.58	(2)

Ms. Tse	-	-	-	-	-	-		-

Ms. Cheung Tan	-	-	-	-	-	-		-

Ms. Lui Yi Sin, Edith	-	-	-	-	-	-		-

Ms. Lee Wing Yin	-	-	-	-	-	-		-

All directors and executive officers as a group (5 individuals):	21,236,240	58.99	1,000,000	100	21,236,240	32.18	(1)	42.61	(1)
						9.83	(2)	14.58	(2)

Notes:

(1)	Assuming the sale of all 30,000,000 Class A Ordinary Shares in this Offering and excluding the exercise of the Common Warrants.
(2)	Assuming all the Common Warrants are exercised.

	Class A Ordinary Shares Beneficially Owned Prior to this offering		Class B Ordinary Shares Beneficially Owned Prior to this offering		Class A Ordinary Shares Beneficially Owned After this offering			Percentage of Voting Power After this offering
	Number	Percent (%)	Number	Percent(%)	Number	Percent (%)		Percent (%)
5% Shareholders:

Ms. Seto	21,236,240	58.99	1,000,000	100	21,236,240	32.18	(1)	42.61	(1)
						9.83	(2)	14.58	(2)

Notes:

(3)	Assuming the sale of all 30,000,000 Class A Ordinary Shares in this Offering and excluding the exercise of the Common Warrants.
(4)	Assuming all the Common Warrants are exercised.

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DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each comprising of (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each. As of the date of this prospectus, 36,000,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares are issued and outstanding.

Securities Sold in this Offering

This is an offering of our Class A Ordinary Shares. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market and currently trade under the symbols “TDIC”.

All of our issued and outstanding Class A Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless a shareholder requests it in writing from our Company, each holder of our Class A Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of Cayman Islands may freely hold and vote their Class A Ordinary Shares.

Our authorized share capital is US$100,000 divided into 10,000,000,000 shares with a par value of US$0.00001 each comprising of (a) 9,500,000,000 Class A Ordinary Shares with a par value of US$0.00001 each and (b) 500,000,000 Class B Ordinary Shares with a par value of US$0.00001 each. Subject to the provisions of the Companies Act of the Cayman Islands, and our existing articles of association regarding redemption and purchase of the shares, our Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the Directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Companies Act of the Cayman Islands. The Directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Our Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares.

Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Class A Ordinary Shares Each Class A Ordinary Share is entitled to one (1) vote on any matter on which action of the shareholders of the Company is sought. Our Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Class B Ordinary Shares. Each Class B Ordinary Share is entitled to twelve (12) votes on any matter on which action of the shareholders of the Company is sought. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at the option of the holder thereof on a one-for-one basis.

Dividends. Subject to the Companies Act and our Articles of Association, our board of directors may from time to time may declare dividends in any currency to be paid to the members. Our dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the date of payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide (i) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share; and (ii) all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares.

Our Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Whenever our Board or our Company in general meeting has resolved that a dividend should be paid or declared on any class of the share capital of the Company, our board of directors may resolve:

a.	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

b.	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Our Board may determine in respect of any one particular dividend of our Company that such dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board or our Company in general meeting has resolved that a dividend be paid or declared, our Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

All dividends, or distributions unclaimed for six years from the date of having been declared shall be forfeited and shall revert to our Company.

No dividend payable by our Company on or in respect of any share shall bear interest against our Company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Memorandum and Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Memorandum and Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Memorandum and Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a special resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.trendicint.com or through phone number +852 5628 6281.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming we sell the maximum number of shares available for sale in this offering, we will have 66,000,000 Class A Ordinary Shares issued and outstanding, excluding the 150,000,000 Class A Ordinary Shares underlying the Common Warrants. We will have 216,000,000 Class A Ordinary Shares issued and outstanding assuming all the Common Warrants are exercised.

All of the Class A Ordinary Shares sold in this offering by the Company will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. 58,99% of our Class A Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Class A Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect prevailing market prices of our Class A Ordinary Shares. Prior to this offering, there has been no public market for our Class A Ordinary Shares, and while we intend to apply for the listing of our Class A Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Class A Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than six months but not more than one year may sell such Class A Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Class A Ordinary Shares for more than one year may freely sell our Class A Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Class A Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Class A Ordinary Shares; or

●	the average weekly trading volume of our Class A Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased Class A Ordinary Shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of- sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus- delivery requirements of the Securities Act.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Class A Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. The Company does not conduct operations in the PRC and has no PRC operating entities. Accordingly, a discussion of PRC tax regulation is not applicable. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Class A Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Class A Ordinary Shares or on an instrument of transfer in respect of our Class A Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by U.S. Holders (as defined below) that acquire our Class A Ordinary Shares in this offering and hold our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

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If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Class A Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Class A Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Class A Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Class A Ordinary Shares.

A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Class A Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Class A Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Class A Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Class A Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Class A Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Class A Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Class A Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Class A Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Class A Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Class A Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Class A Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Class A Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Class A Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Class A Ordinary Shares held at the end of the taxable year over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Class A Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

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If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Hong Kong Profits Tax Considerations

Our subsidiary incorporated in Hong Kong was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2019/2020 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign- derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us is not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of Class A Ordinary Shares. Trading gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong income tax rates of 16.5% on corporations and 15.0% on individuals. Gains from sales of Class A Ordinary Shares will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Class A Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.1% of the higher of the consideration for or the value of the Class A Ordinary Shares, will be payable by the purchaser on every purchase and by the seller on every sale of Class A Ordinary Shares. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of shares. If one of the parties to the sale is a non- resident of Hong Kong and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 became effective on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and No estate duty clearance papers are needed for an application for a grant of representation in respect of a holder of the shares whose death occurs on or after February 11, 2006.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR CLASS A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 180,000,000 Class A Ordinary Shares in the aggregate represented by (i) up to 30,000,000 Class A Ordinary Shares, and (ii) Common Warrants to purchase up to 150,000,000 Class A Ordinary Shares. We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Common Warrants offered hereby.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares and each other class of our securities which qualifies or limits our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Common Warrants

Duration and Exercise Price

Each Common Warrant offered hereby will have an assumed initial exercise price equal to $0.01 per Class A Ordinary Share. The Common Warrants will be immediately exercisable and will expire on the third anniversary of the initial exercise date. The exercise price and number of Class A Ordinary Shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, subsequent rights offerings, and pro rata distributions.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) one trading day and (ii) the number of trading days comprising the standard settlement period following the date of exercise, payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder, upon notice to the Company and effective on the 61st day after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation.

Cashless Exercise

The Common Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Common Warrants, which generally provides for a number of Class A Ordinary Shares equal to (A) (1) the volume weighted average price on the trading day immediately preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day, or (2) the bid price of the Class A Ordinary Shares on the principal trading market as reported by Bloomberg as of the time of the holder’s execution of the notice of exercise if such notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter (including until two hours after the close of “regular trading hours” on a trading day), or (3) the volume weighted average price on the date of the notice of exercise, if the date of such notice of exercise is a trading day and the notice of exercise is both executed and delivered after the close of “regular trading hours” on such trading day, less (B) the exercise price, multiplied by (C) the number of Class A Ordinary Shares the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

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Subsequent Equity Sales

At any time while the Common Warrants are outstanding, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant, or any option to purchase or other disposition) any Class A Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Class A Ordinary Shares, at an effective price per share less than the exercise price of the Common Warrants then in effect (such lower price, the “Base Share Price,” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the exercise price of the Common Warrants will be reduced and only reduced to equal the Base Share Price and the number of Class A Ordinary Shares issuable under the Common Warrants will be increased such that the aggregate exercise price payable under the Common Warrants will be equal to the aggregate exercise price prior to such adjustment, provided that the Base Share Price will not be less than the greater of (i) $[*] and (ii) 20% of the closing bid price of the Class A Ordinary Shares on the date prior to the execution of the securities purchase agreement.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The Class A Ordinary Shares issuable upon exercise of the Common Warrants are currently listed on the Nasdaq Capital Market under the symbol “TDIC”.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying Class A Ordinary Shares, the holders of the Common Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization, or reclassification of our Class A Ordinary Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares or greater than 50% of the voting power of the Company’s common equity, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants.

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PLAN OF DISTRIBUTION

This is a self-directed offering on best effort basis. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus with the SEC. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Deposit of Offering Proceeds

The proceeds from the sale of the Class A Ordinary Shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account of the Company (“Company Account”). The purpose of the Company Account is for (i) the holding of amounts of subscription monies which are collected through the banking system and (ii) the disbursement of collected funds.

If you decide to purchase any shares in this offering, you will be required to execute a purchase Agreement, substantially in the form attached hereto as Exhibit 1.1, and tender all funds in the form of checks, drafts, money orders or wire transfers to the Company Account. Upon the Company’s receipt of such monies, they shall be credited to the Company Account. All checks delivered to the Company shall be made payable to the Company. The Company shall not be required to accept for credit to the Company Account or for deposit into the Company Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Company Account until the Company has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the Company receives shall be held in Company Account until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. Release of the funds to us is based upon the Company reviewing the records of the depository institution holding the funds to verify that the funds received have cleared the banking system prior to releasing the funds to us. All purchase information and purchase funds through checks or wire transfers should be delivered to the Company. Failure to do so will result in subscription funds being returned to the investor. In the event that the offering is terminated, all subscription funds from the Company Account will be returned to investors by noon of the next business day after the termination of the offering.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation, 17755 North US Highway 19 Suite 140, Clearwater, FL 33764, telephone: (303) 662-1112..

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “TDIC”.

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. We do not plan to list the Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Selling restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of the Class A Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	US$	828.60
Legal fees and expenses	US$	53,040
Accounting fees and expenses	US$	8,450
Miscellaneous	US$	26,000
Total	US$	88,318.60

These expenses will be borne by us.

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LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Legal matters as to Hong Kong law will be passed upon for us by Robertsons.

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EXPERTS

The consolidated financial statements for each of the two years in the period ended March 31, 2025 and six months ended September 30, 2025 included in this prospectus incorporated by reference into this prospectus from our 2025 Annual Report, have been audited by TAAD LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Class A Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F- 1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Class A Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with International Financial Reporting Standards as issued by International Accounting Standards Board, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus regarding our receipt of a deficiency letter from Nasdaq on November 26, 2025 or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2025.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our 2025 Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on August 6, 2025;
●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on January 29, 2026, January 5, 2026, December 18, 2025, December 4, 2025, November 28, 2025 and August 27, 2025;
●	our Registration Statement on Form S-8 as filed with the SEC on August 18, 2025;
●	the description of the Company’s common shares contained in the Form 8-A12B, filed with the SEC on July 22, 2025, and any further amendment or report filed hereafter for the purpose of updating such description; and
●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K we submit to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC, or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

DREAMLAND LIMITED

c/o No. 5, 17th Floor

PeakCastle, No. 476 Castle Peak Road

Cheung Sha Wan

Kowloon, Hong Kong

Tel: (852) 5628 6281

Attention: Ms. Seto Wai Yue

Email: frances.seto@trendicint.com

You also may access the incorporated reports and other documents referenced above on our website at http://www.trendicint.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

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Dreamland Limited

Up to 180,000,000 Class A Ordinary Shares in

aggregate of which

Up to 30,000,000 Class A Ordinary Shares

Up to 150,000,000 Class A Ordinary Shares underlying the Common

Warrants PRELIMINARY PROSPECTUS

Through and including [●], 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretion, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have not issued securities which were not registered under the Securities Act.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Exhibit No.	Description of document

1.1	Form of Purchase Agreement*
4.3	Form of Common Warrant*
5.1	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered*
5.2	Opinion of Concord & Sage regarding the enforceability of the Common Warrant*
5.3	Opinion of Robertsons regarding Hong Kong legal matters*
8.1	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 8.1)*
8.2	Opinion of Guangdong Wesley Law Firm regarding certain PRC securities law matters*
23.1	Consent of TAAD LLP*
23.3	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1) *
23.4	Consent of Concord & Sage (included in Exhibit 5.2)*
23.5	Consent of Robertsons (included in Exhibit 5.3)*
23.6	Consent of Guangdong Wesley Law Firm*
24.1	Form of Power of Attorney (included on signature pages) *
107	Registration Fee Table *

*	Previously filed

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 16, 2026.

DREAMLAND LIMITED

By:	/s/ Seto Wai Yue
Name:	Seto Wai Yue
Title:	Chairlady, Executive Director and Chief Executive Officer

We, the undersigned directors of Dreamland Limited and executive officers of Dreamland Limited and its subsidiaries hereby severally constitute and appoint Seto Wai Yue, singly (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in her for her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 16, 2026
/s/ Seto Wai Yue
Seto Wai Yue
Chairlady, Executive Director and Chief Executive Officer

Date: March 16, 2026
/s/ Tse Sze Man
Tse Sze Man
Director

Date: March 16, 2026
/s/ Cheung Tan
Cheung Tan
Independent Non-Executive Director

Date: March 16, 2026
/s/ Lui Yi Sin, Edith
Lui Yi Sin, Edith
Independent Non-Executive Director

Date: March 16, 2026
/s/ Lee Wing Yin
Lee Wing Yin
Independent Non-Executive Director

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in City of New York, United States of America on March 16, 2026.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-5